Exhibit 4.2

Marvell Technology, Inc.,

as Issuer,

Marvell Technology Group Ltd.,

as Initial Guarantor

and

U.S. Bank National Association,

as Trustee

1.650% Senior Notes due 2026

2.450% Senior Notes due 2028

2.950% Senior Notes due 2031

FIRST SUPPLEMENTAL INDENTURE

Dated as of April 12, 2021

to the

INDENTURE

Dated as of April 12, 2021

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Section 8.02.	Governing Law	25
Section 8.03.	Recitals by the Company and the Guarantors	25

Annex A	Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S
Exhibit A	Form of 2026 Global Note
Exhibit B	Form of 2028 Global Note
Exhibit C	Form of 2031 Global Note
Exhibit D	Form of Supplemental Indenture to add Guarantors

iii

FIRST SUPPLEMENTAL INDENTURE, dated as of April 12, 2021 (“First Supplemental Indenture”), to the Indenture, dated as of April 12, 2021 (as amended, modified or supplemented from time to time in accordance therewith, other than with respect to a particular series of debt securities, the “Base Indenture” and, as amended, modified and supplemented by this First Supplemental Indenture, the “Indenture”), by and among Marvell Technology, Inc., a Delaware corporation (the “Company”), Marvell Technology Group Ltd., a Bermuda exempted company (“Marvell”), as initial Guarantor, and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes:

WHEREAS, the Company has duly authorized the execution and delivery of the Base Indenture to provide for the issuance from time to time of senior debt securities to be issued in one or more series as provided in the Base Indenture;

WHEREAS, the Company has duly authorized the execution and delivery, and desires and has requested the Trustee to join it in the execution and delivery, of this First Supplemental Indenture in order to establish and provide for the issuance by the Company of Securities designated as its 1.650% Senior Notes due 2026 (the “2026 Notes”), its 2.450% Senior Notes due 2028 (the “2028 Notes”) and its 2.950% Senior Notes due 2031 (the “2031 Notes” and, together with the 2026 Notes and the 2028 Notes, the “Notes”) on the terms set forth herein;

WHEREAS, the Notes will initially be fully and unconditionally guaranteed by Marvell and any existing and future domestic subsidiary of the Company that becomes a borrower or guarantor under the Revolving Credit Agreement (as defined herein) or the Term Loan Agreement (as defined herein), including Inphi Corporation, a Delaware corporation (“Inphi”);

WHEREAS, Section 901 of the Base Indenture provides that a supplemental indenture may be entered into by the parties for such purpose without notice to or the consent of any Holder; provided certain conditions are met;

WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this First Supplemental Indenture have been met; and

WHEREAS, all things necessary to make this First Supplemental Indenture a valid and binding agreement of the parties, in accordance with its terms, and a valid amendment of, and supplement to, the Base Indenture with respect to the Notes and the guarantees have been done.

NOW, THEREFORE:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Base Indenture. To the extent terms are defined in both this First Supplemental Indenture and the Base Indenture, the applicable definition in this First Supplemental Indenture shall control. The words “herein,” “hereof” and “hereby” and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular section hereof.

As used herein, the following terms have the specified meanings:

“2026 Additional Notes” has the meaning specified in Section 3.03 of this First Supplemental Indenture.

“2028 Additional Notes” has the meaning specified in Section 3.03 of this First Supplemental Indenture.

“2031 Additional Notes” has the meaning specified in Section 3.03 of this First Supplemental Indenture.

“2026 Par Call Date” means March 15, 2026 (the date that is one month prior to the maturity of the 2026 Notes).

“2028 Par Call Date” means February 15, 2028 (the date that is two months prior to the maturity of the 2028 Notes).

“2031 Par Call Date” means January 15, 2031 (the date that is three months prior to the maturity of the 2031 Notes).

“Additional Notes” has the meaning specified in Section 3.03 of this First Supplemental Indenture.

“Agent Members” has the meaning specified in Section 2.01(b)(ii) of this First Supplemental Indenture.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Attributable Debt” means, with respect to any sale and leaseback transaction, at the time of determination, the lesser of (1) the fair market value of the Property (as determined in good faith by the Board of Directors) subject to such transaction, and (2) the total obligation (discounted to the present value at the implicit interest factor, determined in accordance with GAAP, included in the rental payments) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such present value shall be the lesser of (i) the present value determined assuming termination upon the first date such lease may be terminated (in which case the present value shall also include the amount of the penalty, but shall not include any rent that would be required to be paid under such lease subsequent to the first date upon which it may be terminated), and (ii) the present value assuming no such termination.

“Base Indenture” has the meaning specified in the recitals of this First Supplemental Indenture.

“business day” means, with respect to each series of Notes, any day, other than a Saturday or Sunday, that is not a day on which the banking institutions are authorized or required by law or executive order to close or on which commercial banks in New York, New York or the place of payment are authorized or required by law to close.

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of its Subsidiaries; (2) the adoption of a plan by the Board of Directors relating to the Company’s liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the aggregate of the total voting power of the Company’s Voting Shares or other Voting Shares into which the Company’s Voting Shares are reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; provided, however, that (x) a person shall not be deemed the beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any Affiliates of such person until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act and (y) a transaction will not be deemed to involve a change of control under this clause (3) if (A) the Company becomes a direct or indirect wholly-owned Subsidiary of a holding company and (B)(i) the direct or indirect holders of the Voting Shares of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Shares immediately prior to that transaction and each holder holds substantially the same percentage of Voting Shares of such holding company as such holder held of the Company’s shares immediately prior to that transaction or (ii) the Company’s Voting Shares outstanding immediately prior to such transaction are converted into or exchanged for, a majority of the voting stock of such holding company immediately after giving effect to such transaction; or (4) the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Shares of the Company or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Company’s Voting Shares outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Shares (measured by voting power) of the surviving person or any direct or indirect parent company of any surviving person immediately after giving effect to such transaction; provided, however, that (1) none of the transactions contemplated by the Merger Agreement shall constitute a “change of control” and (2) a merger of the Company with any of its Subsidiaries solely for the purpose of reincorporating the Company in another jurisdiction within the United States shall not constitute a “Change of Control”.

“Change of Control Notice” has the meaning specified in Section 4.03(a) of this First Supplemental Indenture.

“Change of Control Offer” has the meaning specified in Section 4.03(a) of this First Supplemental Indenture.

“Change of Control Payment Date” has the meaning specified in Section 4.03(a) of this First Supplemental Indenture.

“Change of Control Repurchase Event” means, with respect to any series of Notes, the occurrence of both a Change of Control and a Ratings Event.

“Clearstream” means Clearstream Banking S.A.

“Company” means the party named as such in the recitals of this First Supplemental Indenture until a successor replaces it pursuant to the terms and conditions of the Indenture and thereafter means the successor.

“Comparable Treasury Issue” means, with respect to any Notes to be redeemed, the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed pursuant to Section 4.02 of this First Supplemental Indenture (assuming the 2026 Notes matured on the 2026 Par Call Date, the 2028 Notes matured on the 2028 Par Call Date, and the 2031 Notes matured on the 2031 Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes (assuming the 2026 Notes matured on the 2026 Par Call Date, the 2028 Notes matured on the 2028 Par Call Date, and the 2031 Notes matured on the 2031 Par Call Date).

“Comparable Treasury Price” means, with respect to any redemption date pursuant to Section 4.02 of this First Supplemental Indenture, (1) if the Company obtains four or more applicable Reference Treasury Dealer Quotations, the arithmetic average of the applicable Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest Reference Treasury Dealer Quotations, (2) if the Company obtains fewer than four and more than one applicable Reference Treasury Dealer Quotations, the arithmetic average of all applicable Reference Treasury Dealer Quotations for such redemption date or (3) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Consolidated Net Tangible Assets” means, as of any date of determination, the total assets less (a) all current liabilities (excluding deferred net revenue) and (b) the value of all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense and other intangible assets, all as shown on or reflected in the Company’s or any Guarantor’s most recent consolidated balance sheet (including, without duplication, the notes related thereto) prepared in accordance with GAAP.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Euroclear” means Euroclear Bank S.A./N.V..

“Event of Default” has the meaning specified in Section 5.03 of this First Supplemental Indenture.

“Exchange Notes” has the meaning specified in the Registration Rights Agreement.

“Existing Marvell Notes” collectively refer to the $1.0 billion in aggregate principal amount of 4.200% Senior Notes due 2023 and 4.875% Senior Notes due 2028 issued by Marvell pursuant to the indenture, dated as of June 22, 2018, as amended by a first supplemental Indenture, dated as of June 22, 2018, between Marvell and U.S. Bank National Association, as trustee, which are outstanding as of April 5, 2021.

“First Supplemental Indenture” has the meaning specified in the recitals of this First Supplemental Indenture.

“Fitch” means Fitch Ratings, Inc. and its successors.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee,” when used as a verb, has a correlative meaning.

“Guarantor” means Marvell, and any such entity that executes a supplemental indenture pursuant to Section 7.01 hereof until the date that such entity is released from its guarantee pursuant to Section 7.02 hereof or otherwise.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under: (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; (2) other agreements or arrangements designed to manage interest rates or interest rate risk; and (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Indebtedness” means, with respect to any Person, indebtedness of such Person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments but not including Non-recourse Obligations), if and to the extent any of the foregoing indebtedness would appear as a liability upon an unconsolidated balance sheet of such Person (but does not include contingent liabilities which appear only in a footnote to a balance sheet).

“Indenture” has the meaning specified in the recitals of this First Supplemental Indenture.

“Independent Investment Banker” means one of the Reference Treasury Dealers, as may be appointed from time to time by the Company; provided, however, that if any Reference Treasury Dealer ceases to be a Primary Treasury Dealer, the Company shall substitute another Primary Treasury Dealer.

“Initial Notes” has the meaning set forth in Section 3.01(b) of this First Supplemental Indenture.

“Inphi Acquisition” means the acquisition by the Company of all the outstanding equity interests of Inphi Corporation, a Delaware corporation, pursuant to the Merger Agreement.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch); a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); or, if applicable, the equivalent investment grade credit rating from any Substitute Rating Agency appointed in accordance with the proviso to the definition of “Rating Agency”.

“Lien” means any mortgage, lien, pledge, charge, or other security interest or encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof).

“Marvell” means Marvell Technology Group Ltd., a Bermuda exempted company.

“Merger Agreement” means the Agreement and Plan of Merger and Reorganization, dated as of October 29, 2020, by and among the Company, Marvell, Maui Acquisition Company Ltd. A Bermuda exempted company, Indigo Acquisition Corp., a Delaware corporation, and Inphi, as such agreement may be amended, supplemented or otherwise modified from time to time.

“Mergers” means (1) the merger of Maui Acquisition Company Ltd, the Company’s wholly-owned subsidiary, with and into Marvell, with Marvell continuing as the surviving company and the Company’s wholly-owned subsidiary, and (2) the merger of Indigo Acquisition Corp., a wholly-owned subsidiary of Maui Acquisition Company Ltd, with and into Inphi, with Inphi continuing as the surviving corporation and the Company’s wholly-owned subsidiary.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Non-recourse Obligation” means Indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by the Company, any Guarantor or any direct or indirect Subsidiaries of the Company or of any Guarantor or (2) the financing of a project involving the development or expansion of the properties of the Company, any Guarantor or any direct or indirect Subsidiaries of the Company or of any Guarantor, as to which the obligee with respect to such Indebtedness or obligation has no recourse to the Company or any direct or indirect Subsidiary of the Company or of any Guarantor or such Subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Notes” has the meaning specified in the recitals of this First Supplemental Indenture.

“Notice” has the meaning specified in Section 8.01 of this First Supplemental Indenture.

“Primary Treasury Dealer” means a primary U.S. Government securities dealer in the United States of America.

“Property” means (i) any real property or any permanent improvement thereon owned by the Company, any Guarantor or any of the Restricted Subsidiaries located in the United States, except such as the Company’s management determines in good faith (taking into account, among other things, the importance of such property to the business, financial condition and earnings of the Company, any Guarantor and the Restricted Subsidiaries taken as a whole) not to be of material importance to the business of the Company, any Guarantor and the Restricted Subsidiaries, taken as a whole, and (ii) the capital stock of any United States Subsidiary that is owned by the Company, any Guarantor or any of the Restricted Subsidiaries, in the case of each of clause (i) and (ii), whether now owned or hereafter acquired.

“Purchase Agreement” means the Purchase Agreement, dated April 5, 2021, by and among the Company, Marvell and J.P. Morgan Securities LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC, as the representatives of the several initial purchasers.

“QIB” means a qualified institutional buyer as specified in Rule 144A promulgated under the Securities Act.

“Rating Agency” means each of Fitch, Moody’s and S&P; provided that if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available, “Rating Agency” shall include a substitute rating agency appointed by the Company that is a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act for such rating agency (a “Substitute Rating Agency”).

“Ratings Event” means that the Notes of the applicable series cease to be rated Investment Grade by at least two of the three Rating Agencies on any day during the Trigger Period. If any of the Rating Agencies is not providing a rating of the Notes of the applicable series on any day during the Trigger Period for any reason (subject, for the avoidance of doubt, to the Company’s right to engage a Substitute Rating Agency as provided herein), the rating of such Rating Agency for the Notes of such series shall be deemed to have ceased to be Investment Grade during the Trigger Period.

“Record Date” has the meaning specified in Section 3.01(d) of this First Supplemental Indenture.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC, each of their respective successors, and any other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the Independent Investment Banker, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Registered Exchange Offer” means the offer by the Company, pursuant to the Registration Rights Agreement, to Holders of the Initial Notes, to issue and deliver to such Holders, in exchange for their Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of April 12, 2021, among the Company, Marvell and J.P. Morgan Securities LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC, as the representatives of the several initial purchasers.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Notes” means all Notes offered and sold in an offshore transaction in reliance on Regulation S.

“Remaining Scheduled Payments” means, with respect to any Note to be redeemed pursuant to Section 4.02 of this First Supplemental Indenture, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption calculated as if the Stated Maturity of such Note was the 2026 Par Call Date, in the case of the 2026 Notes, the 2028 Par Call Date, in the case of the 2028 Notes, or the 2031 Par Call Date, in the case of the 2031 Notes; provided, however, that if such redemption date is not an Interest Payment Date with respect to such Note, the amount of the next scheduled interest payment thereon shall be reduced by the amount of interest accrued thereon to such redemption date.

“Restricted Notes Legend” has the meaning specified in Section 2.02(d) of this First Supplemental Indenture.

“Restricted Period” means, with respect to any Notes, the period that is 40 consecutive days beginning on and including the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the date of original issuance with respect to such Notes.

“Restricted Subsidiary” means a Subsidiary of the Company or of any Guarantor, in each case of which substantially all of its property is located, or substantially all of its business is conducted, in the United States.

“Revolving Credit Agreement” means that certain revolving credit agreement, dated as of December 7, 2020, among Marvell, Maui HoldCo, Inc., the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as the administrative agent.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Notes” means all Notes offered and sold to purchasers reasonably believed to be QIBs in reliance on Rule 144A.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Special Mandatory Redemption” has the meaning specified in Section 4.01(a) of this First Supplemental Indenture.

“Special Mandatory Redemption Date” has the meaning specified in Section 4.01(a) of this First Supplemental Indenture.

“Special Mandatory Redemption Event” has the meaning specified in Section 4.01(a) of this First Supplemental Indenture.

“Subsidiary” of any specified Person means any corporation, limited liability company, limited partnership, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Substitute Rating Agency” has the meaning set forth in the definition of “Rating Agency”.

“Term Loan Agreement” means that certain term loan credit agreement, dated as of December 7, 2020, by and among Marvell, the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

“Transfer Restricted Note” means any Note that bears or is required to bear a Restricted Notes Legend.

“Treasury Rate” means, with respect to any redemption date pursuant to Section 4.02 of this First Supplemental Indenture, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third Business Day immediately preceding that redemption date ) of the applicable Comparable Treasury Issue. In determining this rate, the Independent Investment Banker shall assume a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

“Trigger Period” means the period commencing on the earlier of (a) the first public notice of the occurrence of a Change of Control or (b) the public announcement by the Company of its intention to effect a Change of Control, and ending 60 days following consummation of such Change of Control (which period shall be extended so long as the rating of the Notes of the applicable series is under publicly announced consideration for a possible rating downgrade by any of the Rating Agencies on such 60th day, such extension to last with respect to each such Rating Agency until the date on which such Rating Agency considering such possible rating downgrade either (x) rates the applicable series of Notes below Investment Grade or (y) publicly announces that it is no longer considering such series of Notes for a possible downgrade).

“Voting Shares” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the shares, interests, participants, rights or other equivalents (however designated) of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Section 1.02. Relationship with Base Indenture. The terms and provisions contained in this First Supplemental Indenture will constitute, and are hereby expressly made, a part of the Base Indenture and the Company, Marvell and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby; provided, however, that the provisions of this First Supplemental Indenture shall apply solely with respect to the 2026 Notes, the 2028 Notes and the 2031 Notes and that, except as expressly supplemented hereby with respect to the 2026 Notes, the 2028 Notes and the 2031 Notes, the Base Indenture shall continue in full force and effect and is in all respects confirmed, ratified and preserved. The Base Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument. In the event that any provision of this First Supplemental Indenture expressly limits, qualifies or conflicts with a provision of the Base Indenture, such provision of this First Supplemental Indenture shall control.

ARTICLE II

FORM OF NOTES

Section 2.01. Form of Notes.

(a) Each series of the Notes shall be substantially in the form of the corresponding Exhibit attached hereto (other than, with respect to (x) any Additional Notes of any series of the Notes, changes related to issue date, issue price and first Interest Payment Date of such Additional Notes and (y) any Exchange Notes of any series of the Notes, changes related to legends, transfer restrictions, CUSIP/ISIN numbers and other changes customary for registered notes). The Notes may have notations, legends or endorsements required by law, rule or usage to which the Company is subject. Each Senior Note shall be dated the date of its authentication.

(i) The Initial Notes shall be offered and sold by the Company pursuant to the Purchase Agreement. The Initial Notes shall be resold initially only (A) to persons reasonably believed to be QIBs in reliance on Rule 144A under the Securities Act or (B) outside the United States, to persons other than “U.S. persons” as defined in Rule 902 under the Securities Act in compliance with Regulation S. Initial Notes may thereafter be transferred to, among others, purchasers reasonably believed to be QIBs, and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Initial Notes initially resold pursuant to Rule 144A shall be issued in the form of one or more permanent global securities in fully registered form (collectively, the “Rule 144A Global Note”) and Initial Notes initially resold pursuant to Regulation S shall be issued in the form of one or more permanent global securities in fully registered form (collectively, the “Regulation S Global Note”), in each case without interest coupons and with the Global Notes Legend and the applicable Restricted Notes Legend set forth in Section 2.02(d) hereof. Beneficial interests in the Regulation S Global Notes will initially be credited within the Depositary to Euroclear and Clearstream, on behalf of the owners of such interests.

(ii) Beneficial interests in Regulation S Global Notes may be exchanged for interests in Rule 144A Global Notes of the same series if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Regulation S Global Note first delivers to the Trustee a written certificate (in the form of the Form of Exchange Certificate attached to the applicable Exhibit hereto) to the effect that the beneficial interest in the Regulation S Global Note is being transferred to a Person (A) who the transferor reasonably believes to be a QIB, (B) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (C) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

(iii) Beneficial interests in Rule 144A Global Notes may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note only if the transferor first delivers to the Trustee a written certificate (in the form attached as Annex A hereto) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S (if applicable).

(iv) The Rule 144A Global Notes and the Regulation S Global Notes are collectively referred to herein as “Global Notes”. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

(b) This Section 2.01(b) shall apply only to a Global Note deposited with or on behalf of the Depositary.

(i) The Company shall execute and the Trustee shall, in accordance with this Section 2.01(b), authenticate and deliver one or more Global Notes that (A) shall be registered in the name of the Depositary for such Global Note or the nominee of such Depositary and (B) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as custodian for the Depositary.

(ii) Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this First Supplemental Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depositary as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

(iii) None of the Trustee, any agent of the Trustee, any Paying Agent or the Security Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this First Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this First Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(c) If at any time the Depositary notifies the Company that it is unwilling, unable or no longer qualified to continue as Depositary for the Global Notes, the Company shall use reasonable efforts to appoint a successor Depositary with respect to such Global Notes. If (i) a successor Depositary for such Global Notes is not appointed within 90 days after the Company receives such notice or becomes aware of such ineligibility, (ii) the Company, at its option, notifies the Trustee that it elects to cause the issuance of Notes in definitive form, or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes of such series and the Depositary notifies the Trustee of its decision to exchange the Global Notes of such series for Notes in definitive form of such series, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate of the Company directing the authentication and delivery thereof, will authenticate and deliver to each holder of a beneficial interest in the Global Notes, Notes in definitive form in any authorized denominations in an aggregate principal amount equal to the principal amount of such Global Notes in exchange for such Global Notes.

(d) Except as provided in Section 2.01(c) and Section 2.02 hereof, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Notes in definitive form.

(e) The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this First Supplemental Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and agree to be bound thereby. If there is any conflict between the terms of the Notes and this First Supplemental Indenture, the terms of this First Supplemental Indenture shall govern.

(f) The Notes may be presented for registration of transfer and exchange at the offices of the Security Registrar.

Section 2.02. Special Transfer Provisions.

(a) Restrictions on Transfer of a Note in Definitive Form for a Beneficial Interest in a Global Note. A definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, together with:

(i) certification (in the form of the Form of Transfer Certificate attached to the applicable Exhibit hereto) that such definitive Note is being transferred (A) to a QIB in accordance with Rule 144A or (B) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 903 or Rule 904 under the Securities Act; and

(ii) written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such definitive Note and cause, in accordance with the standing instructions and procedures existing between the Depositary and the Trustee, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the definitive Note so canceled. If no Global Notes are then outstanding and the Global Note has not been previously exchanged for definitive Notes pursuant to Section 2.02 hereof, the Company shall issue and the Trustee shall authenticate, upon receipt of a Company Order, a new Global Note in the appropriate principal amount.

(b) Transfer and Exchange of Global Notes.

(i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this First Supplemental Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred. Transfers by an owner of a beneficial interest in a Rule 144A Global Note to a transferee who takes delivery of such interest through a Regulation S Global Note, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Trustee of a certification from the transferor to the effect that such transfer is being made in accordance with Rule 903 or Rule 904 of Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Security Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this First Supplemental Indenture, a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(iv) In the event that a Global Note is exchanged for Notes in definitive form prior to the consummation of the Registered Exchange Offer or the effectiveness of the shelf registration statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.02(b) (including the certification in the form of the Form of Transfer Certificate attached to the applicable Exhibit hereto) and such other procedures as may from time to time be adopted by the Company.

(c) Restrictions on Transfer of Regulation S Global Notes.

(i) Prior to the expiration of the Restricted Period, interests in a Regulation S Global Note may only be held through Euroclear or Clearstream, or through organizations other than Euroclear or Clearstream that are direct participants in the Depositary. During the Restricted Period, beneficial ownership interests in a Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (A) to the Company, (B) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (C) in an offshore transaction in accordance with Regulation S, (D) pursuant to an available exemption from registration under the Securities Act or (E) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. person or for the account or benefit of a U.S. person. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in a Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note shall be made only in accordance with the Applicable Procedures, pursuant to Rule 144 or Rule 144A and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form of the Form of Transfer Certificate attached to the applicable Exhibit hereto to the effect that such transfer is being made to a person whom the transferor reasonably believes is a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A. Such written certification shall no longer be required after the expiration of the Restricted Period. In the case of a transfer of a beneficial interest in a Regulation S Global Note for an interest in a Rule 144A Global Note, the transferee must, at the request of the Company, deliver an opinion of counsel reasonably acceptable to the Company stating that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

(ii) Upon the expiration of the Restricted Period, beneficial ownership interests in a Regulation S Global Note shall be transferable in accordance with applicable law and other terms of the Indenture.

(d) Legend.

(i) Except as permitted by the following paragraphs (iii), (iv) or (v), each Note shall bear a legend (a “Restrictive Notes Legend”) in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ISSUE DATE HEREOF OR ANY OTHER ISSUE DATE IN RESPECT OF A FURTHER ISSUANCE OF SECURITIES OF THE SAME SERIES AND THE LAST DATE ON WHICH MARVELL TECHNOLOGY, INC. OR ANY AFFILIATE OF MARVELL TECHNOLOGY, INC. WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO MARVELL TECHNOLOGY, INC. OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE

SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO MARVELL TECHNOLOGY, INC.’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each Note evidencing a Global Note offered and sold to QIBs pursuant to Rule 144A shall bear a legend in substantially the following form:

EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

Each Note evidencing a Global Note offered and sold to non-U.S. persons outside the United States in reliance on Regulation S shall bear a legend substantially in the following form:

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

Each Note in definitive form shall bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii) In addition to the applicable Restricted Notes Legend set forth above, each Global Note shall bear the legend set forth in Section 202 of the Base Indenture.

(iii) Upon any sale or transfer of a Transfer Restricted Note that is a definitive Note, the Security Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Security Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form of the Form of Transfer Certificate attached to the applicable Exhibit hereto).

(iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, all requirements pertaining to Initial Notes that Initial Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the Restricted Notes Legend shall be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

(v) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Note acquired pursuant to Regulation S, all requirements that such Initial Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note be issued in global form shall continue to apply.

(e) By its acceptance of any Note bearing any legend in Section 2.02(d) hereof, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this First Supplemental Indenture and in such legend in Section 2.02(d) hereof and agrees that it shall transfer such Note only as provided in this First Supplemental Indenture.

ARTICLE III

THE INITIAL NOTES

Section 3.01. Amount; Series; Terms.

(a) There is hereby created and designated three separate series of Initial Notes under the Base Indenture: (1) the “1.650% Senior Notes due 2026,” (2) the “2.450% Senior Notes due 2028” and (3) the “2.950% Senior Notes due 2031.” The changes, modifications and supplements to the Base Indenture effected by this First Supplemental Indenture shall be applicable only with respect to, and govern the terms of, each series of Notes, as applicable, and shall not apply to any other series of Notes that may be issued under the Base Indenture unless a supplemental indenture with respect to such other series of Notes specifically incorporates such changes, modifications and supplements.

(b) The aggregate principal amount of 2026 Notes that initially may be authenticated and delivered under this First Supplemental Indenture (the “Initial 2026 Notes”) shall be limited to $500,000,000, subject to increase as set forth in Section 3.03 of this First Supplemental Indenture. The aggregate principal amount of 2028 Notes that initially may be authenticated and delivered under this First Supplemental Indenture (the “Initial 2028 Notes”) shall be limited to $750,000,000, subject to increase as set forth in Section 3.03 of this First Supplemental Indenture. The aggregate principal amount of 2031 Notes that initially may be authenticated and delivered under this First Supplemental Indenture (the “Initial 2031 Notes” and, together with the Initial 2026 Notes and the Initial 2028 Notes, the “Initial Notes”) shall be limited to $750,000,000, subject to increase as set forth in Section 3.03 of this First Supplemental Indenture.

(c) The Stated Maturity of the 2026 Notes shall be April 15, 2026. The Stated Maturity of the 2028 Notes shall be April 15, 2028. The Stated Maturity of the 2031 Notes shall be April 15, 2031. The Notes shall be payable and may be presented for payment, purchase, redemption, registration of transfer and exchange, without service charge (subject to Section 305 of the Base Indenture), at the office or agency of the Company maintained for such purpose, which shall initially be the Corporate Trust Office.

(d) The 2026 Notes shall bear interest at the rate of 1.650% per annum beginning on April 12, 2021 or from the most recent Interest Payment Date to or for which interest has been paid or duly provided for, as further provided in the form of 2026 Note annexed hereto as Exhibit A. The 2028 Notes shall bear interest at the rate of 2.450% per annum beginning on April 12, 2021 or from the most recent Interest Payment Date to or for which interest has been paid or duly provided for, as further provided in the form of 2028 Note annexed hereto as Exhibit B. The 2031 Notes shall bear interest at the rate of 2.950% per annum beginning on April 12, 2021 or from the most recent Interest Payment Date to or for which interest has been paid or duly provided for, as further provided in the form of 2031 Note annexed hereto as Exhibit C. Interest for each series of Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Each series of Notes will begin to accrue interest from the date on which it is originally issued. The Interest Payment Dates for each series of Notes shall be April 15 and October 15 of each year, beginning on October 15, 2021, and the “Record Date” for any interest payable on each such Interest Payment Date shall be the immediately preceding April 1 and October 1, respectively; provided that upon the Stated Maturity of a series of Notes, interest shall be payable on such Stated Maturity from the most recent date to which interest has been paid or duly provided, and shall include the required payment of principal or premium, if any; and provided further, that the “Record Date” for any interest, principal, or premium, if any, payable on the Stated Maturity of a series of Notes shall be the immediately preceding April 1. If any Interest Payment Date, Stated Maturity or other payment date with respect to a series of Notes is not a Business Day, the required payment of principal, premium, if any, or interest with respect to such series of Notes shall be due on the next succeeding Business Day as if made on the date that such payment was due, and no interest shall accrue on that payment for the period from and after that Interest Payment Date, Stated Maturity or other payment date, as the case may be, to the date of that payment on the next succeeding Business Day.

(e) Each of the 2026 Notes, the 2028 Notes and the 2031 Notes shall be issued in the form of one or more Global Notes, deposited with the Trustee as custodian for the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as provided in Section 3.03 of this First Supplemental Indenture and Section 303 of the Base Indenture.

(f) Payment of principal of, premium, if any, and interest on a Global Note registered in the name of or held by the Depositary or its nominee shall be made in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Global Note. If any series of Notes are no longer represented by a Global Note, payment of principal, premium, if any, and interest on Notes in definitive form may, at the Company’s option, be made (i) by check mailed directly to Holders of such series of Notes at their registered addresses or (ii) upon written request of any Holder of at least $5,000,000 principal amount of such series of Notes, wire transfer to an account located in the United States of America maintained by the payee (provided that such request contains the requisite information to make such wire transfer).

(g) The purchase price at which the 2026 Notes were sold to the public on the date hereof was 99.804% of the aggregate principal amount of the 2026 Notes. The purchase price at which the 2028 Notes were sold to the public on the date hereof was 99.981% of the aggregate principal amount of the 2028 Notes. The purchase price at which the 2031 Notes were sold to the public on the date hereof was 99.811% of the aggregate principal amount of the 2031 Notes.

Section 3.02. Denominations. The Notes shall be issuable only in registered form without coupons and only in denominations of $2,000 and any multiple of $1,000 in excess thereof.

Section 3.03. Additional Notes; Repurchases.

(a) The Company may, from time to time, subject to compliance with any other applicable provisions of the Indenture, without notice to or the consent of the Holders of the Notes of the applicable series, create and issue pursuant to the Indenture additional Notes of such series (in the case of the 2026 Notes, the “2026 Additional Notes”, in the case of the 2028 Notes, the “2028 Additional Notes” and in the case of the 2031 Notes, the “2031 Additional Notes” and, together with the 2026 Additional Notes and the 2028 Additional Notes, the “Additional Notes”) having terms and conditions identical to those of the Initial Notes of the applicable series and ranking equally and ratably with the Initial Notes of the applicable series, except that Additional Notes:

(i) may have a different issue date from the Notes of the applicable series; and

(ii) may have a different amount of interest payable on the first Interest Payment Date after issuance than is payable on the Initial Notes of the applicable series (provided, however, that a separate CUSIP number may be assigned for any Additional Notes with a different amount of interest payable on the first Interest Payment Date after issuance than is payable on the Initial Notes of the applicable series, if required by DTC); provided that if such Additional Notes are not fungible with the outstanding Notes of the applicable series for U.S. federal income tax purposes, such Additional Notes shall have one or more separate CUSIP numbers.

(b) Any Additional Notes of such series, together with any Exchange Notes issued with respect to such series in accordance with the Registration Rights Agreement, will be treated as a single series with, and shall have the same terms as to ranking, redemption, waivers, amendments or otherwise, as the Initial Notes of the applicable series and shall vote together as one class on all matters with respect to the Notes of such series.

(c) The Company may, to the extent permitted by law, directly or indirectly (regardless of whether such Notes are surrendered to the Company), purchase Notes in the open market, negotiated transactions or otherwise, whether by the Company or one or more of its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company shall cause any Notes so purchased (other than Notes purchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation, together with a Company Order to cancel such Notes, and such Notes shall no longer be considered outstanding under the Indenture upon their purchase.

Section 3.04. No Sinking Fund. The Notes shall not be subject to any sinking fund.

Section 3.05. Satisfaction and Discharge. The provisions of Section 401 of the Base Indenture shall apply to the Notes.

Section 3.06. Additional Amounts. The provisions of Section 1005 and 1108 of the Base Indenture shall apply to the Notes.

ARTICLE IV

REDEMPTION OF SECURITIES

Section 4.01. Special Mandatory Redemption.

(a) If the proposed Inphi Acquisition is not consummated on or prior to June 29, 2021 (or such later date as the parties may designate in accordance with the Merger Agreement, up to March 1, 2022), or if the Merger Agreement is terminated any time prior to such date (any of the foregoing, a “Special Mandatory Redemption Event”), then the Company shall be required to redeem each series of the Notes then outstanding on the Special Mandatory Redemption Date (such redemption, a “Special Mandatory Redemption”) at a redemption price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest thereon to, but not including, the Special Mandatory Redemption Date. The “Special Mandatory Redemption Date” shall be a date selected by the Company that is no later than 30 days following any Special Mandatory Redemption Event. Notwithstanding the foregoing, installments of interest on Notes that are due and payable on Interest Payment Dates falling on or prior to the Special Mandatory Redemption Date will be payable on such Interest Payment Dates to the registered Holders of such Notes as of the close of business on the relevant Record Dates in accordance with the terms of the Notes of such series and the Indenture.

(b) The Company shall cause a notice of Special Mandatory Redemption to be sent, with a copy to the Trustee, within five Business Days after the occurrence of a Special Mandatory Redemption Event, to each Holder, specifying (i) the Special Mandatory Redemption Date and (ii) the Redemption Price.

(c) If funds sufficient to pay the Special Mandatory Redemption price of the Notes to be redeemed on the Special Mandatory Redemption Date are deposited with the Trustee or a Paying Agent on or before such Special Mandatory Redemption Date, on and after such Special Mandatory Redemption Date, such Notes will cease to bear interest.

(d) The provisions of Section 1104 of the Base Indenture shall not apply to any Special Mandatory Redemption of the Notes pursuant to this Section 4.01 of this First Supplemental Indenture.

Section 4.02. Optional Redemption.

(a) Subject to Section 1.02 hereof, the provisions of Article XI of the Base Indenture, as supplemented by the provisions of this First Supplemental Indenture, shall apply to the Notes.

(b) At any time before the 2026 Par Call Date, the 2026 Notes shall be redeemable, as a whole at any time or from time to time in part, at the Company’s option, at a redemption price equal to the greater of (i) 100% of the aggregate principal amount of the applicable 2026 Notes to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments of such 2026 Notes, discounted to the redemption date on a semi-annual basis

(assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 15 basis points, plus accrued and unpaid interest thereon to, but excluding, the redemption date for such 2026 Notes. The redemption price shall be determined by the Company and the Trustee shall have no duty to verify any such determination made by the Company. On or after the 2026 Par Call Date, the 2026 Notes shall be redeemable, as a whole at any time or from time to time in part, at the Company’s option, at a redemption price equal to 100% of the aggregate principal amount of the applicable Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date for such Notes.

(c) At any time before the 2028 Par Call Date, the 2028 Notes shall be redeemable, as a whole at any time or from time to time in part, at the Company’s option, at a redemption price equal to the greater of (i) 100% of the aggregate principal amount of the applicable 2028 Notes to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments of such 2028 Notes, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 20 basis points, plus accrued and unpaid interest thereon to, but excluding, the redemption date for such 2028 Notes. The redemption price shall be determined by the Company and the Trustee shall have no duty to verify any such determination made by the Company. On or after the 2028 Par Call Date, the 2028 Notes shall be redeemable, as a whole at any time or from time to time in part, at the Company’s option, at a redemption price equal to 100% of the aggregate principal amount of the applicable Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date for such Notes.

(d) At any time before the 2031 Par Call Date, the 2031 Notes shall be redeemable, as a whole at any time or from time to time in part, at the Company’s option, at a redemption price equal to the greater of (i) 100% of the aggregate principal amount of the applicable 2031 Notes to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments of such 2031 Notes, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 20 basis points, plus accrued and unpaid interest thereon to, but excluding, the redemption date for such 2031 Notes. The redemption price shall be determined by the Company and the Trustee shall have no duty to verify any such determination made by the Company. On or after the 2031 Par Call Date, the 2031 Notes shall be redeemable, as a whole at any time or from time to time in part, at the Company’s option, at a redemption price equal to 100% of the aggregate principal amount of the applicable Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date for such Notes.

(e) Notwithstanding Section 4.02(b), Section 4.02(c) and Section 4.02(d) above, installments of interest on a series of Notes that are due and payable on Interest Payment Dates falling on or prior to a redemption date shall be payable on the Interest Payment Date to the registered Holders as of the close of business on the relevant Record Date in accordance with the provisions of such Notes of the applicable series and the Indenture.

(f) On and after the redemption date for the Notes of the applicable series, interest shall cease to accrue on such Notes or any portion thereof called for redemption, unless the Company defaults in the payment of the redemption price and accrued interest, if any. If less than all of the Notes of a series are to be redeemed, the Notes of such series to be redeemed shall be selected pro rata or by lot or by such other method as the Trustee shall deem fair and appropriate (including, in the case of Notes represented by a Global Note, in accordance with the procedures of the Depositary) unless otherwise required by law or applicable stock exchange or Depositary requirements; provided, however, that in no event shall Notes of a principal amount of $2,000 or less be redeemed in part.

(g) Notice of any redemption shall be delivered at least 15 days but not more than 60 days before the redemption date to each Holder of the Notes of the applicable series to be redeemed (with a copy to the Trustee). The Trustee shall, at the Company’s written request (delivered to the Trustee at least five Business Days prior to the date such notice is to be sent (or such shorter period as the Trustee may agree) with a copy of such notice) give the notice of redemption in the Company’s name and at the Company’s expense. Such notice shall state the redemption price (if known) or the formula pursuant to which the redemption price is to be determined if the redemption price cannot be determined at the time the notice is given. If the redemption price cannot be determined at the time such notice is to be given, the actual redemption price, calculated as described above in Section 4.02(b), Section 4.02(c) or Section 4.02(d), as applicable, shall be set forth in an Officer’s Certificate delivered to the Trustee no later than two Business Days prior to the redemption date. Notice of redemption having been given as provided in the Indenture, the Notes called for redemption shall become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. A notice of redemption may, at the Company’s option and discretion, be subject to one or more conditions precedent.

Section 4.03. Purchase of Notes upon a Change of Control Repurchase Event.

(a) If a Change of Control Repurchase Event occurs with respect to a series of Notes, unless the Company shall have exercised its option to redeem the Notes of such series pursuant to Section 4.02 of this First Supplemental Indenture, each Holder of the Notes of such series shall have the right to require the Company to repurchase all or any part (equal to $2,000 and multiples of $1,000 in excess thereof) of that Holder’s Notes of such series at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes to be repurchased, plus any accrued and unpaid interest on the Notes of such series to, but excluding, the repurchase date. Within 30 days following any Change of Control Repurchase Event with respect to a series of Notes or, at the option of the Company, prior to any Change of Control, but after the public announcement of the Change of Control or event that may constitute the Change of Control, the Company shall deliver a notice (the “Change of Control Notice”) to each Holder of such series of Notes, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering (the “Change of Control Offer”) to repurchase the Notes of such series on the repurchase date specified in the notice at the option of the Holders of such series of Notes, which date (the “Change of Control Payment Date”) shall be no earlier than 30 days and no later than 60 days from the date such notice is delivered. The Change of Control Notice shall, if delivered prior to the date of consummation of the Change of Control, state that the Company’s obligation to repurchase the Notes of the applicable series is conditioned on a Change of Control Repurchase Event occurring on or prior to the Change of Control Payment Date.

(b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i) accept for payment all the Notes or portions of the Notes properly tendered pursuant to the Change of Control Notice;

(ii) deposit with the Paying Agent or tender agent appointed for such purpose an amount equal to the aggregate repurchase price in respect of all the Notes or portions of the Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Notes being repurchased by the Company.

(c) The Paying Agent or tender agent shall promptly deliver to each Holder of Notes properly tendered the repurchase price for the Notes, and the Trustee, upon receipt of a Company Order, shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered.

(d) Notwithstanding the foregoing in this Section 4.03, the Company shall not be required to make a Change of Control Offer in connection with a Change of Control Repurchase Event if a third party makes such an offer in connection with such Change of Control Repurchase Event in the manner and at the times required and otherwise in compliance with the requirements for such a Change of Control Offer made by the Company, and such third party purchases all Notes properly tendered and not withdrawn under its offer.

(e) If Holders of not less than 95% in aggregate principal amount of a series of Notes then outstanding validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company pursuant to Section 4.03(d) above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company shall have the right, upon not less than 30 days nor more than 60 days’ prior written notice to the Holders of such series of Notes (with a copy to the Trustee), given not more than 30 days following such purchase pursuant to the Change of Control Offer described in Section 4.03(b) above, to redeem all Notes of such series that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding the redemption date (subject to the right of Holders of record on a Record Date to receive interest on the relevant Interest Payment Date).

(f) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with any repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent the provisions of any such securities laws or regulations conflict with this Section 4.03, the Company shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.03 by virtue thereof; provided that the Company otherwise uses commercially reasonable efforts to permit Holders to exercise their rights and to fulfill its obligations in the time and in the manner specified in this Section 4.03 to the extent permitted by such securities laws or regulations.

ARTICLE V

COVENANTS AND REMEDIES

Section 5.01. Limitation on Liens.

(a) The Company shall not, and shall not permit any Guarantors to, or any of the Restricted Subsidiaries to, create or incur any Lien upon any Property of the Company, any Guarantor or any of the Restricted Subsidiaries (whether now existing or owned or hereafter created or acquired), in order to secure any Indebtedness or guarantees of the Company, any Guarantor or any of the Restricted Subsidiaries unless prior to or at the same time, the Notes (together with, at the Company’s option, any other Indebtedness or guarantees of the Company, the Guarantors or any of the Restricted Subsidiaries ranking equally in right of payment with the Notes) are equally and ratably secured with or, at the Company’s option, prior to, such secured Indebtedness or guarantees, until such time as such Indebtedness or guarantees are no longer secured by such Lien or such Property is no longer owned by the Company, a Guarantor or any of the Restricted Subsidiaries.

(b) The foregoing restriction in Section 5.01(a) above shall not apply to:

(i) Liens existing with respect to any Person at the time such Person becomes a direct or indirect Subsidiary of the Company or a Guarantor, provided that such Lien was not incurred in anticipation of such Person becoming a Subsidiary;

(ii) Liens existing on Property at the time of acquisition thereof or at the time of acquisition by the Company, any Guarantor or any of the Restricted Subsidiaries of any Person then owning such Property; provided that such Lien was not incurred in anticipation of such acquisition;

(iii) Liens securing Indebtedness of the Company, any Guarantor or any of the Restricted Subsidiaries owing to the Company or any of its Subsidiaries;

(iv) Liens existing on the date of issuance of the Initial Notes (excluding any Additional Notes);

(v) Liens on Property of a Person existing at the time such Person is merged into or consolidated with the Company, any Guarantor or any of the Restricted Subsidiaries, at the time such Person becomes a Subsidiary of the Company or any Guarantor, or at the time of a sale, lease or other disposition of all or substantially all of the Properties of a Person to the Company, any Guarantor or any of the Restricted Subsidiaries; provided that such Lien was not incurred in anticipation of the merger, consolidation, or sale, lease, other disposition or other such transaction;

(vi) Liens created in connection with a project financed with, and created to secure, a Non-recourse Obligation;

(vii) Liens created to secure each series of the Notes;

(viii) Liens imposed by law or arising by operation of law, such as materialmens’, workmen or repairmen, carriers’, warehousemen’s and mechanic’s Liens and other similar Liens, in each case for sums not yet overdue by more than 90 calendar days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(ix) Liens for taxes, assessments or other governmental charges or levies on Property not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(x) Liens to secure the performance of obligations with respect to statutory or regulatory requirements, bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance or return of money bonds and other obligations of a like nature;

(xi) pledges or deposits under workmen’s compensation, unemployment insurance, or similar legislation and Liens of judgments thereunder which are not currently dischargeable, or deposits to secure public or statutory obligations, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to workmen’s compensation, unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the United States of America to secure surety, appeal or customs bonds, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;

(xii) Liens consisting of easements, rights-of-way, zoning restrictions, restrictions on the use of real property, and defects and irregularities in the title thereto, landlords’ Liens and other similar Liens none of which interfere materially with the use of the Property covered thereby in the ordinary course of business and which do not, in the Company’s opinion, materially detract from the value of such Properties;

(xiii) Liens in favor of the United States of America or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States of America or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the Property subject to such Liens;

(xiv) Liens securing Indebtedness incurred to finance the construction, acquisition (including acquisition through merger or consolidation), purchase or lease of, or repairs, improvements or additions to, Property (including shares of capital stock), plant or equipment of the Company, any Guarantor or the Restricted Subsidiaries; provided, however, that the Lien shall not extend to any other Property owned by the Company, any Guarantor or any of the Restricted Subsidiaries at the time the Lien is incurred (other than Property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien shall not be incurred more than 18 months after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the Property subject to the Lien; provided further, however, that individual financings of equipment or other fixed or capital assets otherwise permitted to be secured under the Indenture provided by any Person (or its Affiliates) may be cross-collateralized to other such financings provided by such Person (or its Affiliates);

(xv) Liens incurred to secure cash or investment management or custodial services in the ordinary course of business or on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(xvi) Liens securing Hedging Obligations designed for protection from fluctuations in interest rates, currencies, equities or the price of commodities and not for speculative purposes;

(xvii) Liens securing reimbursement obligations with respect to commercial letters of credit in the ordinary course of business that encumber cash, documents and other Property relating to such letters of credit and proceeds thereof;

(xviii) in connection with the sale or transfer of any equity interests or other assets in a consolidation, merger or sale of assets transaction permitted under the Indenture, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(xix) Liens on Property incurred in connection with any transaction permitted under Section 5.02 below; or

(xx) any extensions, renewals, refinancing or replacements of any Lien referred to in clauses (i) through (xix) above without increase of the principal of the Indebtedness secured by such Lien (except to the extent of any fees or other costs associated with any such extension, renewal or replacement); provided, however, that any Liens permitted by any of clauses (i) through (xix) above shall not extend to or cover any Property of the Company, any Guarantor or any of the Restricted Subsidiaries, as the case may be, other than the Property specified in such clauses and improvements to such Property.

(c) Notwithstanding the restrictions set forth in Section 5.01(a) above, the Company, any Guarantor and the Restricted Subsidiaries shall be permitted to incur Indebtedness secured by Liens which would otherwise be subject to the restrictions set forth in Section 5.01(a) above without equally and ratably securing the Notes; provided that, after giving effect to such Indebtedness and the retirement of any Indebtedness secured by Liens (other than Liens described in clauses (i) through (xx) of Section 5.01(b) above) that is being retired substantially concurrently with such incurrence, the aggregate amount of all Indebtedness secured by Liens (not including Liens permitted under clauses (i) through (xx) of Section 5.01(b) above), together with all Attributable Debt outstanding pursuant to Section 5.02(b) below, does not exceed 15% of the Company’s and any Guarantor’s Consolidated Net Tangible Assets, taken as a whole. The Company, any Guarantor and the Restricted Subsidiaries also may, without equally and ratably securing the Notes, create or incur Liens that extend, renew, substitute or replace (including successive extensions, renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence.

Section 5.02. Limitation on Sale and Leaseback Transactions.

(a) The Company and any Guarantor shall not, and shall not permit any Guarantor or any of the Restricted Subsidiaries to, enter into any sale and leaseback transaction for the sale and leasing back of any Property, whether now owned or hereafter acquired, unless:

(i) such transaction was entered into prior to the date of issuance of the Initial Notes of each series;

(ii) such transaction was for the sale and leasing back to the Company, any Guarantor or any of the Company’s or the Guarantor’s wholly-owned Subsidiaries of any Property by the Company, any Guarantor or any of the Restricted Subsidiaries;

(iii) such transaction involves a lease for not more than five years (or which may be terminated by the Company, any Guarantor or the Restricted Subsidiaries within a period of not more than five years);

(iv) such transaction involves the sale and leaseback of the Company’s property listed below:

Marvell Semiconductor, Inc. — Marvell Lane, Santa Clara, CA 95054

Marvell Technology (Shanghai) Ltd. — Keyuan Rd. Pudong District, Shanghai, China 201203

(v) the Company, any Guarantor or any of the Restricted Subsidiaries would be entitled to incur Indebtedness secured by a Lien with respect to such sale and leaseback transaction without equally and ratably securing the Notes pursuant to Section 5.01(b) of this First Supplemental Indenture (except with respect to a Lien permitted by Section 5.01(b)(xix) of this First Supplemental Indenture); or

(vi) the Company, any Guarantor or any of the Restricted Subsidiaries applies (or to the extent the proceeds are received directly by any of the Restricted Subsidiaries, such Restricted Subsidiary applies) an amount equal to the net proceeds from the sale of such Property to the purchase of other Property or assets used or useful in the Company’s, such Guarantor’s or such Restricted Subsidiary’s business or to the retirement of the Company’s, such Guarantor’s or such Restricted Subsidiary’s Indebtedness that is pari passu in right of payment with the Notes within 365 days before or after the effective date of any such sale and leaseback transaction; provided that, in lieu of applying such amount to the retirement of pari passu Indebtedness, the Company may deliver Notes with an aggregate outstanding amount equal to such net proceeds to the Trustee for cancellation as provided in Section 3.03 of this First Supplemental Indenture.

(b) Notwithstanding the restrictions set forth in Section 5.02(a) above, the Company, any Guarantor and the Restricted Subsidiaries may enter into any sale and leaseback transaction that would otherwise be subject to the restrictions set forth in Section 5.02(a) above, if after giving effect thereto the aggregate amount of all Attributable Debt with respect to such transactions (not including Attributable Debt permitted under clauses (i) through (vi) of Section 5.02(a) above), together with all Indebtedness outstanding pursuant to Section 5.01(c) of this First Supplemental Indenture, does not exceed 15% of the Company’s and any Guarantor’s Consolidated Net Tangible Assets, taken as a whole.

Section 5.03. Events of Default.

(a) Section 501 of the Base Indenture shall not apply to the Notes. Instead, each of the following events shall be an “Event of Default” with respect to each series of Notes:

(i) default in the payment of any installment of interest on any Note of such series when due and payable, and the continuance of that default for 30 days;

(ii) default in the payment of the principal of, or any premium on, any Note of such series when due and payable (whether at its Stated Maturity, upon redemption or otherwise);

(iii) a failure by the Company to repurchase Notes of such series tendered for repurchase following the occurrence of a Change of Control Repurchase Event with respect to such series of Notes in conformity with Section 4.03 of this First Supplemental Indenture;

(iv) a failure to observe or perform any other covenant or agreement in respect of such series of Notes, which failure continues for 90 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in principal amount of outstanding Notes of such series (including any Additional Notes of such series), requiring the Company to remedy the same;

(v) (A) a failure to make any payment at maturity, including any applicable grace period, on any of the Company’s Indebtedness (other than Indebtedness the Company owes to any of its Subsidiaries) outstanding in an amount in excess of $100,000,000 or (B) a default on any of the Company’s Indebtedness (other than Indebtedness the Company owes to any of its Subsidiaries), which default results in the acceleration of such Indebtedness in an amount in excess of $100,000,000 without such Indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (A) or (B) above, for a period of 30 days after written notice thereof to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in principal amount of outstanding Notes of a series (including any Additional Notes of such series); provided, however, that if any failure, default or acceleration referred to in clause (A) or (B) above ceases or is cured, waived, rescinded or annulled, then the Event of Default shall be deemed cured;

(vi) the Company pursuant to or within the meaning of any Bankruptcy Law (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it or for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or (E) admits in writing its inability to generally pay its debts as such debts become due; or takes any comparable action under any foreign laws relating to insolvency;

(vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case; (B) appoints a Custodian of the Company or for all or substantially all of its property; or (C) orders the winding up or liquidation of the Company; or any similar relief is granted under any foreign laws; and the order or decree remains unstayed and in effect for 60 days;

(viii) a failure to complete a Special Mandatory Redemption required under Section 4.01 of this First Supplemental Indenture; and

(ix) any guarantee with respect to such series of Notes is not issued as required under Section 7.01 or any guarantee in respect of the Notes of that series ceases to be in full force and effect (except as contemplated by the terms of this First Supplemental Indenture or such guarantee) or is declared null and void in a judicial proceeding or the Guarantor denies or disaffirms its obligations under this First Supplemental Indenture or the guarantee, in each case unless the guarantee has been released pursuant to the terms of this First Supplemental Indenture or such guarantee.

(b) A notice of Default with respect to any Default given by the Trustee or Holders under this Section must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.”

Section 5.04. References in Base Indenture. References to “Section 501(4) or Section 501(5),” and “Section 501(3)” in the Base Indenture shall be deemed to refer to “Section 5.03(a)(vi) or Section 5.03(a)(vii)” and “Section 5.03(a)(iv)” of this First Supplemental Indenture, respectively.

ARTICLE VI

DEFEASANCE

Section 6.01. Covenant Defeasance. In addition to the covenants specified in Section 1303 of the Base Indenture, the Company may omit to comply with respect to a series of Notes with any term, provision or condition set forth in Sections 4.03, 5.01 and 5.02 of this First Supplemental Indenture by complying with the requirements of Section 1303 of the Base Indenture in respect of such series.

ARTICLE VII

GUARANTEE

Section 7.01. Guarantee.

(a) Subject to the provisions of this Article VII, each Guarantor that executes this First Supplemental Indenture on the date hereof and any future Guarantor that is required to provide a guarantee that is required to execute a supplemental indenture hereto will fully, unconditionally and irrevocably guarantee, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Notes and all other obligations and liabilities of the Company under this First Supplemental Indenture (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).

(b) The Guarantors shall include (A) Marvell, on a senior, unsecured basis, until (i) there is less than $100.0 million in aggregate principal amount of Existing Marvell Notes outstanding and (ii) the Mergers have been consummated; (B) Inphi, on a senior, unsecured basis, if 90 days after the effective time of the Mergers, more than $100.0 million in aggregate principal amount of its 0.75% convertible senior notes due 2021 and 0.75% convertible senior notes due 2025 (taken together) remains outstanding; and (C) each existing and future domestic subsidiary of the Company that becomes a borrower or guarantor under the Revolving Credit Agreement or the Term Loan Agreement, on a senior, unsecured basis.

(c) Each Guarantor agrees that the Guaranteed Obligations will rank equally in right of payment with all of such Guarantor’s existing and future senior, unsecured Indebtedness, will rank senior in right of payment to all of such Guarantor’s existing and future unsecured, subordinated Indebtedness, will be effectively subordinated to all of such Guarantor’s existing and future secured Indebtedness, to the extent of the value of the assets securing such Indebtedness, and will be structurally subordinated to all of the existing and future Indebtedness (including trade payables) of such Guarantor’s non-Guarantor Subsidiaries (other than Indebtedness and liabilities owed to such Guarantor, if any).

(d) To evidence its guarantee set forth in this Section 7.01, each Guarantor hereby agrees that this First Supplemental Indenture shall be executed on behalf of such Guarantor by an Officer of such Guarantor. If an Officer whose signature is on this First Supplemental Indenture no longer holds that office at the time the Trustee authenticates the Notes, the guarantee shall be valid nevertheless.

(e) Each Guarantor hereby agrees that its guarantee set forth in this Section 7.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such guarantee on the Notes.

(f) Each Guarantor further agrees (to the extent permitted by law) that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article VII notwithstanding any extension or renewal of any Guaranteed Obligation.

(g) Each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations.

(h) Each Guarantor further agrees that its guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guaranteed Obligations.

(i) Except as set forth in Section 7.02, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guaranteed Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the Guaranteed Obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this First Supplemental Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this First Supplemental Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder for the Guaranteed Obligations; (e) the failure of any Holder to exercise any right or remedy against any other Guarantor; (f) any change in the ownership of the Company; (g) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; or (h) any other act or thing or omission or delay to do any other act or thing that may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

(j) Each Guarantor agrees that its guarantee herein shall remain in full force and effect until payment in full of all the Guaranteed Obligations or such Guarantor is released from its guarantee in compliance with Section 7.02. Each Guarantor further agrees that its guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, interest on any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

(k) In furtherance of the foregoing and not in limitation of any other right that any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee on behalf of the Holders, an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations then due and owing and (ii) accrued and unpaid interest on such Guaranteed Obligations then due and owing (but only to the extent not prohibited by law) (including interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Company or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

(l) Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in this First Supplemental Indenture for the purposes of its guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guaranteed Obligations, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of its guarantee.

(m) Each Guarantor also agrees to pay any and all fees, costs and expenses (including attorneys’ fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under this Section 7.01.

Section 7.02. Limitation on Liability; Termination, Release and Discharge.

(a) Any term or provision of this First Supplemental Indenture to the contrary notwithstanding, the obligations of each Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its guarantee or pursuant to its contribution obligations under this First Supplemental Indenture, result in the obligations of such Guarantor under its guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, foreign, state or provincial law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

(b) Any Guarantor will be released and discharged automatically and unconditionally from all its obligations under this First Supplemental Indenture and its guarantee and will cease to be a Guarantor, without any further action required on the part of the Trustee or any Holder:

(i) if the Company exercises its legal defeasance or its covenant defeasance options with respect to the Notes or if its obligations under the Indenture are discharged in accordance with the terms of the Indenture;

(ii) if no Event of Default has occurred and is then continuing, upon the liquidation or dissolution of such Guarantor; and

(iii) upon the release or discharge of such Guarantor’s obligations under the Revolving Credit Agreement and the Term Loan Agreement.

(c) Upon delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that any of the conditions described above has occurred, the Trustee shall, at the Company’s expense, execute any supplemental indenture or other documents reasonably requested by the Company in order to evidence the release of a Guarantor from its obligations under its guarantee and this First Supplemental Indenture.

Section 7.03. Right of Contribution. Each Guarantor hereby agrees that to the extent that any Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the guarantees, such Guarantor shall be entitled to seek and receive contribution from and against the Company or any other Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 7.03 shall in no respect limit the obligations and liabilities of each Guarantor to the Trustee and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.

Section 7.04. No Subrogation. Notwithstanding any payment or payments made by each Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any other Guarantor or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guaranteed Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Guaranteed Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Guaranteed Obligations.

ARTICLE VIII

MISCELLANEOUS

Section 8.01. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The Trustee shall have the right to accept and act upon any notice, instruction, or other communication, including any funds transfer instruction, (each, a “Notice”) received pursuant to this First Supplemental Indenture by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) and shall not have any duty to confirm that the Person sending such Notice is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider identified by any other party hereto and acceptable to the Trustee) shall be deemed original signatures for all purposes. Each other party to this First Supplemental Indenture assumes all risks arising out of the use of electronic signatures and electronic methods to send Notices to the Trustee, including without limitation the risk of the Trustee acting on an unauthorized Notice and the risk of interception or misuse by third parties. Notwithstanding the foregoing, the Trustee may in any instance and in its sole discretion require that a Notice in the form of an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any such electronic Notice.

Section 8.02. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 8.03. Recitals by the Company and the Guarantors. The recitals in this First Supplemental Indenture are made by the Company and the Guarantors only and not by the Trustee, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof. All of the provisions contained in the Base Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Notes and of this First Supplemental Indenture as fully and with like effect as if set forth herein in full.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of the date first written above.

MARVELL TECHNOLOGY, INC., as Issuer

By:	/s/ Jean Hu
Name: Jean Hu
Title: President and Chief Financial Officer

MARVELL TECHNOLOGY, INC., as Initial Guarantor

By:	/s/ Jean Hu
Name: Jean Hu
Title: Chief Financial Officer

[Signature Page – First Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ David Jason
Name: David Jason
Title: Vice President

[Signature Page – First Supplemental Indenture]

ANNEX A

FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO

REGULATIONS

[Date]

Attention:

Re: Marvell Technology, Inc. (the “Company”) [applicable series of Notes] (the “Securities”)

Ladies and Gentlemen:

In connection with our proposed sale of $         aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

1.	the offer of the Securities was not made to a person in the United States;

2.

either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

3.	no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903 or Rule 904 of Regulation S, as applicable;

4.	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

5.	we have advised the transferee of the transfer restrictions applicable to the Securities.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

EXHIBIT A

FORM OF 2026 NOTE

(FACE OF NOTE)

[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

MARVELL TECHNOLOGY, INC.

1.650% Senior Notes due 2026

No. [•]

CUSIP / ISIN: 573874AA2 / US573874AA23 (144A)

U5739DAA3 / USU5739DAA38 (Reg S)

$[•]

MARVELL TECHNOLOGY, INC., a Delaware corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum set forth on the Schedule of Exchanges of Securities attached hereto on April 15, 2026.

Interest payment dates: April 15 and October 15.

Record Dates: April 1 and October 1.

Additional provisions of this Security are set forth on the reverse hereof.

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

MARVELL TECHNOLOGY, INC., as Issuer

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

(REVERSE OF NOTE)

MARVELL TECHNOLOGY, INC.

1.650% Senior Notes due 2026

(1) Interest. Marvell Technology, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture referred to below, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the interest rate per annum shown above. The Company shall pay interest semiannually in arrears on April 15 and October 15 of each year, beginning on October 15, 2021. Interest on the Securities shall accrue from the most recent Interest Payment Date to or for which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from April 12, 2021 (the “Issue Date”). Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(2) Method of Payment. The Company shall pay interest on the Securities (except Defaulted Interest) to the persons who are registered Holders of Securities at the close of business on the Record Date immediately preceding the Interest Payment Date even though such Securities are canceled after the Record Date and on or before the Interest Payment Date. Holders of certificated Securities must surrender certificated Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payment of principal of and premium, if any, and interest on this Note shall be made in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of this Global Note.

(3) Paying Agent, Transfer Agent and Securities Registrar. Initially, U.S. Bank National Association, a national banking association, as trustee (the “Trustee”) under the Indenture (as defined below), shall act as Paying Agent, transfer agent and Securities Registrar. The Company may change any Paying Agent, transfer agent, Securities Registrar or co-registrar without notice to the Holders. The Company or any Guarantor may act as Paying Agent, transfer agent, Securities Registrar or co-registrar.

(4) Indenture. This Note is a “Security” and the Notes are “Securities” issued under the Indenture, dated as of April 12, 2021 (the “Base Indenture”) between the Company and the Trustee, as supplemented by a First Supplemental Indenture, dated as of April 12, 2021 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, Marvell Technology Group Ltd., as initial guarantor, and the Trustee. The Securities are unsecured general obligations of the Company and constitute the “1.650% Senior Notes due 2026”, initially limited to $500,000,000 in aggregate principal amount. The terms of the Securities include those stated in the Indenture. Capitalized terms used herein but not defined herein are used as defined in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

(5) Guarantees. From and after the Issue Date, to guarantee the due and punctual payment of the principal of, premium, if any, interest (including post-filing or post-petition interest in any proceeding under Bankruptcy Law) on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, each Guarantor unconditionally guarantees (and future guarantors, jointly and severally with the Guarantors, will fully and unconditionally guarantee) such obligations on a senior basis pursuant to the terms of the Indenture.

(6) Special Mandatory Redemption. If the proposed Inphi Acquisition is not consummated on or prior to June 29, 2021 (or such later date as the parties may designate in accordance with the Merger Agreement, up to March 1, 2022), or if the Merger Agreement is terminated any time prior to such date (any of the foregoing, a “Special Mandatory Redemption Event”), then the Company shall be required to redeem the Securities then outstanding on the Special Mandatory Redemption Date (such redemption, a “Special Mandatory Redemption”) at a redemption price equal to 101% of the principal amount of the Securities plus accrued and unpaid interest thereon to, but not including, the Special Mandatory Redemption Date. The “Special Mandatory Redemption Date” shall be a date selected by the Company that is no later than 30 days following any Special Mandatory Redemption Event. Notwithstanding the foregoing, installments of interest on Securities that are due and payable on Interest Payment Dates falling on or prior to the Special Mandatory Redemption Date will be payable on such Interest Payment Dates to the registered Holders of such Securities as of the close of business on the relevant Record Dates in accordance with the terms of the Securities and the Indenture.

The Company shall cause a notice of Special Mandatory Redemption to be sent, with a copy to the Trustee, within five Business Days after the occurrence of a Special Mandatory Redemption Event to each Holder.

If funds sufficient to pay the Special Mandatory Redemption price of the Securities to be redeemed on the Special Mandatory Redemption Date are deposited with the Trustee or a Paying Agent on or before such Special Mandatory Redemption Date, on and after such Special Mandatory Redemption Date, such Securities will cease to bear interest.

(6) Optional Redemption. The Company may redeem the Securities in whole at any time or from time to time in part prior to their Stated Maturity, at its option, pursuant to the following terms:

(a) At any time before March 15, 2026, the redemption price shall be equal to the greater of (i) 100% of the aggregate principal amount of the Securities to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments of such Securities, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 15 basis points, plus accrued and unpaid interest thereon to, but excluding, the redemption date. The redemption price shall be determined by the Company and the Trustee shall have no duty to verify any such determination made by the Company.

(b) At any time on or after March 15, 2026, the redemption price shall be equal to 100% of the aggregate principal amount of the Securities to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Notwithstanding the foregoing, installments of interest on Securities that are due and payable on Interest Payment Dates falling on or prior to a redemption date shall be payable on the Interest Payment Date to the registered Holders as of the close of business on the relevant Record Date in accordance with the provisions of the Securities and the Indenture.

On and after the redemption date for the Securities, interest shall cease to accrue on such Securities or any portion thereof called for redemption, unless the Company defaults in the payment of the redemption price and accrued interest, if any. On or before the redemption date for the Securities, the Company shall deposit with the Trustee or a Paying Agent funds sufficient to pay the redemption price of the Securities to be redeemed on the redemption date, and (except if the redemption date shall be an Interest Payment Date) accrued interest, if any. If less than all of the Securities are to be redeemed, the Securities to be redeemed shall be selected pro rata or by lot or by such method as the Trustee shall deem fair and appropriate, in accordance with the procedures of the Depositary unless otherwise required by law or applicable stock exchange or Depositary requirements; provided, however, that in no event shall Securities of a principal amount of $2,000 or less be redeemed in part.

Notice of any redemption shall be delivered at least 15 days but not more than 60 days before the redemption date to each Holder of the Securities to be redeemed (with a copy to the Trustee). The Trustee shall, at the Company’s written request (delivered to the Trustee at least five Business Days prior to the date such notice is to be sent (or such shorter period as the Trustee may agree) with a copy of such notice) give the notice of redemption in the Company’s name and at the Company’s expense. Such notice shall state the redemption price (if known) or the formula pursuant to which the redemption price is to be determined if the redemption price cannot be determined at the time the notice is given. If the redemption price cannot be determined at the time such notice is to be given, the actual redemption price, calculated as set forth in the Indenture, shall be set forth in an Officer’s Certificate delivered to the Trustee no later than two Business Days prior to the redemption date. Notice of redemption having been given as provided in the Indenture, the Securities called for redemption shall become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

(7) Change of Control Repurchase Event. If a Change of Control Repurchase Event occurs with respect to the Securities, unless the Company shall have exercised its option pursuant to Section (6) hereof to redeem the Securities, each Holder of the Securities shall have the right to require the Company to repurchase all or any part (equal to $2,000 and multiples of $1,000 in excess thereof) of that Holder’s Securities at a repurchase price in cash equal to 101% of the aggregate principal amount of the Securities to be repurchased plus any accrued and unpaid interest on such Securities to, but excluding, the repurchase date.

Within 30 days following any Change of Control Repurchase Event with respect to the Securities or, at the option of the Company, prior to any Change of Control, but after the public announcement of the Change of Control or event that may constitute the Change of Control, the Company shall deliver a notice (the “Change of Control Notice”) to each Holder of the Securities, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering (the “Change of Control Offer”) to repurchase such Securities on the repurchase date specified in the notice at the option of the Holders, which date (the “Change of Control Payment Date”) shall be no earlier than 30 days and no later than 60 days from the date such notice is delivered. The Change of Control Notice shall, if delivered prior to the date of consummation of the Change of Control, state that the Company’s obligation to repurchase the Securities is conditioned on a Change of Control Repurchase Event occurring on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i)	accept for payment all the Securities or portions of the Securities properly tendered pursuant to the Change of Control Notice;

(ii)

deposit with the Paying Agent or tender agent appointed for such purpose an amount equal to the aggregate repurchase price in respect of all the Securities or portions of the Securities properly tendered; and

(iii)

deliver or cause to be delivered to the Trustee the Securities properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of the Securities being repurchased by the Company.

If Holders of not less than 95% in aggregate principal amount of the outstanding Securities validly tender and do not withdraw such Securities in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company pursuant to Section 403(d) of the First Supplemental Indenture, purchases all of the Securities validly tendered and not withdrawn by such Holders, the Company shall have the right, upon not less than 30 nor more than 60 days’ prior written notice to the Holders of the Securities (with a copy to the trustee), given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Securities that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on a Record Date to receive interest on the relevant Interest Payment Date).

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with any repurchase of the Securities as a result of a Change of Control Repurchase Event. To the extent the provisions of any such securities laws or regulations conflict with this Section (7), the Company shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under this Section (7) by virtue thereof; provided that the Company otherwise uses commercially reasonable efforts to permit Holders to exercise their rights and to fulfill its obligations in the time and in the manner specified in this Section (7) to the extent permitted by such securities laws or regulations.

(8) Denominations; Transfer; Exchange. The Securities are in registered form without coupons in minimum denominations of $2,000 and any multiple of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Securities Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Company shall not be required (A) to transfer or exchange any Securities subject to redemption during a period beginning at the opening of business 15 days before the day of the electronic delivery or mailing of a notice of redemption and ending at the close of business on the day of such electronic delivery or mailing or (B) to register the transfer of or exchange any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(9) Defeasance. Subject to certain conditions as provided in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money and/or U.S. Government Obligations for the payment of principal and interest on the Securities to their Stated Maturity.

(10) Persons Deemed Owners. The registered Holder of a Security may be treated as its owner for all purposes, except that interest (other than Defaulted Interest) shall be paid to the Person that was the registered Holder on the relevant Record Date for such payment of interest.

(11) Amendments and Waivers. Subject to certain exceptions, (i) the Indenture or the Securities may be amended or supplemented with respect to this series with the consent of the Holders of a majority in principal amount of the Securities; and (ii) any existing default with respect to the Securities may be waived with the consent of the Holders of a majority in principal amount of the Securities. Without the consent of any Holder of this series, the Indenture or the Securities may be amended or supplemented in accordance with Section 901 of the Base Indenture to, among other things, cure any ambiguity, mistake, omission, defect or inconsistency, to provide for the assumption of the Company’s obligations to Holders of this series or to provide for uncertificated Securities or Securities registered under the Securities Act and offered in exchange for this series, to provide for guarantees with respect to, or security for, the Securities, or to comply with amendments to the Trust Indenture Act, or to add additional covenants, or to surrender any right or power conferred upon the Company, or to make any change that does not adversely affect the rights of any Holder of this series.

(12) Remedies. If an Event of Default with respect to the Securities occurs and is continuing, the Trustee or Holders of at least 25% in aggregate principal amount of the Securities may, by notice in writing to the Company (and the Trustee if given by the Holders), declare all the Securities to be due and payable immediately. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require security or indemnity before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the outstanding Securities may direct the Trustee in its exercise of any trust or power with respect to the Securities. The Trustee may withhold from Holders of this series notice of any Default or Event of Default (except a Default in payment of principal or interest) if it determines in good faith that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

(13) Trustee Dealings with Company. Subject to the provisions of the Trust Indenture Act, if applicable, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee. The Trustee shall initially be U.S. Bank National Association.

(14) No Recourse Against Others. A director, officer, incorporator or shareholder, as such, past, present or future, of the Company or any successor corporation of the Company, shall not have any liability for any obligations of the Company or any Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

(15) Authentication. This Security shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee or an authenticating agent.

(16) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) Governing Law. THIS SECURITY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities. No representation is made as to the accuracy of such numbers (or as to the accuracy of ISIN numbers or similar numbers) as printed on the Securities and reliance may be placed only on the other identification numbers placed thereon.

THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE, WHICH HAS IN IT THE TEXT OF THIS SECURITY, IN TWELVE-POINT TYPE. REQUESTS MAY BE MADE TO: MARVELL TECHNOLOGY, INC., 1000 N. WEST STREET, SUITE 1200, WILMINGTON, DE 19801, ATTENTION: CORPORATE SECRETARY.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. No.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                          agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Securities Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Securities Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

FORM OF TRANSFER CERTIFICATE

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act (“Rule 144”) after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company (as such term is defined in Rule 144), the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

1. ☐	to the Company; or

2. ☐	pursuant to an effective registration statement under the Securities Act; or

3. ☐

inside the United States to a person reasonably believed to be a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

4. ☐	in an offshore transaction in compliance with Rule 903 or Rule 904 of Regulation S under the Securities Act; or

5. ☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Signature

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:_________________

Notice: To be executed by an executive officer

FORM OF EXCHANGE CERTIFICATE

Marvell Technology, Inc.

1000 N. West Street, Suite 1200

Wilmington, Delaware 19801

U.S Bank National Association

One California Street, Suite 1000

San Francisco, CA 94111

Attn: D. Jason (Marvell Technology

Group)

Re: Senior Notes due 2026

Reference is hereby made to the Indenture, dated as of April 12, 2021 (the “Base Indenture”), between Marvell Technology, Inc., a Delaware Company, as issuer (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of April 12, 2021 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, Marvell Technology Group Ltd., a Bermuda exempted company, as guarantor, and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

[•] (the “Owner”) owns and proposes to exchange the Security[ies] or interest in such Security[ies] specified herein, in the principal amount of $[•] in such Security[ies] or interests (the “Exchange”). The Owner hereby certifies that in connection with the Exchange of the Owner’s Regulation S Global Note for a beneficial interest in the Rule 144A Global Note, with an equal principal amount, the Security[ies] or interest in such Security[ies] specified herein [is][are] being transferred to a Person (A) who the transferor reasonably believes to be a QIB, (B) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (C) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and are dated [•].

[Insert Name of Transferor]

By:
Name:
Title:

SCHEDULE OF EXCHANGES OF SECURITIES

The initial principal amount of this Global Note is                  DOLLARS ($                 ). The following exchanges of a part of this Global Note for certificated Securities or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee

REPURCHASE EXERCISE NOTICE UPON A CHANGE OF CONTROL REPURCHASE EVENT

To: Marvell Technology, Inc.

The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Marvell Technology, Inc. (the “Company”) as to the occurrence of a Change of Control Repurchase Event with respect to the Company and hereby directs the Company to pay, or cause the Trustee to pay, an amount in cash equal to 101% of the aggregate principal amount of the Notes, or the portion thereof (in an aggregate principal amount of at least $2,000 or a multiple of $1,000 in excess thereof) as designated below to be repurchased, plus interest accrued and unpaid to, but excluding, the repurchase date, except as provided in the Indenture. The undersigned hereby agrees that the Notes will be repurchased as of the Change of Control Payment Date pursuant to the terms and conditions thereof and the Indenture.

Dated:

Signature

Principal amount to be repurchased (at least $2,000 or a multiple of $1,000 in excess thereof): _________

Remaining principal amount following such repurchase: _________

By:
Authorized Signatory

EXHIBIT B

FORM OF 2028 NOTE

(FACE OF NOTE)

[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

MARVELL TECHNOLOGY, INC.

2.450% Senior Notes due 2028

No. [•]

CUSIP/ ISIN:    573874AD6 / US573874AD61 (144A)

U5739DAB1 / USU5739DAB11 (Reg S)

$[•]

MARVELL TECHNOLOGY, INC., a Delaware corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum set forth on the Schedule of Exchanges of Securities attached hereto on April 15, 2028.

Interest payment dates: April 15 and October 15.

Record Dates: April 1 and October 1.

Additional provisions of this Security are set forth on the reverse hereof.

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

MARVELL TECHNOLOGY, INC., as Issuer

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

(REVERSE OF NOTE)

MARVELL TECHNOLOGY, INC.

2.450% Senior Notes due 2028

(1) Interest. Marvell Technology, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture referred to below, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the interest rate per annum shown above. The Company shall pay interest semiannually in arrears on April 15 and October 15 of each year, beginning on October 15, 2021. Interest on the Securities shall accrue from the most recent Interest Payment Date to or for which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from April 12, 2021 (the “Issue Date”). Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(2) Method of Payment. The Company shall pay interest on the Securities (except Defaulted Interest) to the persons who are registered Holders of Securities at the close of business on the Record Date immediately preceding the Interest Payment Date even though such Securities are canceled after the Record Date and on or before the Interest Payment Date. Holders of certificated Securities must surrender certificated Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payment of principal of and premium, if any, and interest on this Note shall be made in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of this Global Note.

(3) Paying Agent, Transfer Agent and Securities Registrar. Initially, U.S. Bank National Association, a national banking association, as trustee (the “Trustee”) under the Indenture (as defined below) shall act as Paying Agent, transfer agent and Securities Registrar. The Company may change any Paying Agent, transfer agent, Securities Registrar or co-registrar without notice to the Holders. The Company or any Guarantor may act as Paying Agent, transfer agent, Securities Registrar or co-registrar.

(4) Indenture. This Note is a “Security” and the Notes are “Securities” issued under the Indenture, dated as of April 12, 2021 (the “Base Indenture”) between the Company and the Trustee, as supplemented by a First Supplemental Indenture, dated as of April 12, 2021 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, Marvell Technology Group Ltd., as initial guarantor, and the Trustee. The Securities are unsecured general obligations of the Company and constitute the “2.450% Senior Notes due 2028”, initially limited to $750,000,000 in aggregate principal amount. The terms of the Securities include those stated in the Indenture. Capitalized terms used herein but not defined herein are used as defined in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

(5) Guarantees. From and after the Issue Date, to guarantee the due and punctual payment of the principal of, premium, if any, interest (including post-filing or post-petition interest in any proceeding under Bankruptcy Law) on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, each Guarantor unconditionally guarantees (and future guarantors, jointly and severally with the Guarantors, will fully and unconditionally guarantee) such obligations on a senior basis pursuant to the terms of the Indenture.

(6) Special Mandatory Redemption. If the proposed Inphi Acquisition is not consummated on or prior to June 29, 2021 (or such later date as the parties may designate in accordance with the Merger Agreement, up to March 1, 2022), or if the Merger Agreement is terminated any time prior to such date (any of the foregoing, a “Special Mandatory Redemption Event”), then the Company shall be required to redeem the Securities then outstanding on the Special Mandatory Redemption Date (such redemption, a “Special Mandatory Redemption”) at a redemption price equal to 101% of the principal amount of the Securities plus accrued and unpaid interest thereon to, but not including, the Special Mandatory Redemption Date. The “Special Mandatory Redemption Date” shall be a date selected by the Company that is no later than 30 days following any Special Mandatory Redemption Event. Notwithstanding the

foregoing, installments of interest on Securities that are due and payable on Interest Payment Dates falling on or prior to the Special Mandatory Redemption Date will be payable on such Interest Payment Dates to the registered Holders of such Securities as of the close of business on the relevant Record Dates in accordance with the terms of the Securities and the Indenture.

The Company shall cause a notice of Special Mandatory Redemption to be sent, with a copy to the Trustee, within five Business Days after the occurrence of a Special Mandatory Redemption Event to each Holder.

If funds sufficient to pay the Special Mandatory Redemption price of the Securities to be redeemed on the Special Mandatory Redemption Date are deposited with the Trustee or a Paying Agent on or before such Special Mandatory Redemption Date, on and after such Special Mandatory Redemption Date, such Securities will cease to bear interest.

(6) Optional Redemption. The Company may redeem the Securities in whole at any time or from time to time in part prior to their Stated Maturity, at its option, pursuant to the following terms:

(a) At any time before February 15, 2028, the redemption price shall be equal to the greater of (i) 100% of the aggregate principal amount of the Securities to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments of such Securities, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 20 basis points, plus accrued and unpaid interest thereon to, but excluding, the redemption date. The redemption price shall be determined by the Company and the Trustee shall have no duty to verify any such determination made by the Company.

(b) At any time on or after February 15, 2028, the redemption price shall be equal to 100% of the aggregate principal amount of the Securities to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Notwithstanding the foregoing, installments of interest on Securities that are due and payable on Interest Payment Dates falling on or prior to a redemption date shall be payable on the Interest Payment Date to the registered Holders as of the close of business on the relevant Record Date in accordance with the provisions of the Securities and the Indenture.

On and after the redemption date for the Securities, interest shall cease to accrue on such Securities or any portion thereof called for redemption, unless the Company defaults in the payment of the redemption price and accrued interest, if any. On or before the redemption date for the Securities, the Company shall deposit with the Trustee or a Paying Agent funds sufficient to pay the redemption price of the Securities to be redeemed on the redemption date, and (except if the redemption date shall be an Interest Payment Date) accrued interest, if any. If less than all of the Securities are to be redeemed, the Securities to be redeemed shall be selected pro rata or by lot or by such method as the Trustee shall deem fair and appropriate, in accordance with the procedures of the Depositary unless otherwise required by law or applicable stock exchange or Depositary requirements; provided, however, that in no event shall Securities of a principal amount of $2,000 or less be redeemed in part.

Notice of any redemption shall be delivered at least 15 days but not more than 60 days before the redemption date to each Holder of the Securities to be redeemed (with a copy to the Trustee). The Trustee shall, at the Company’s written request (delivered to the Trustee at least five Business Days prior to the date such notice is to be sent (or such shorter period as the Trustee may agree) with a copy of such notice) give the notice of redemption in the Company’s name and at the Company’s expense. Such notice shall state the redemption price (if known) or the formula pursuant to which the redemption price is to be determined if the redemption price cannot be determined at the time the notice is given. If the redemption price cannot be determined at the time such notice is to be given, the actual redemption price, calculated as set forth in the Indenture, shall be set forth in an Officer’s Certificate delivered to the Trustee no later than two Business Days prior to the redemption date. Notice of redemption having been given as provided in the Indenture, the Securities called for redemption shall become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

(7) Change of Control Repurchase Event. If a Change of Control Repurchase Event occurs with respect to the Securities, unless the Company shall have exercised its option pursuant to Section (6) hereof to redeem the Securities, each Holder of the Securities shall have the right to require the Company to repurchase all or any part (equal to $2,000 and multiples of $1,000 in excess thereof) of that Holder’s Securities at a repurchase price in cash equal to 101% of the aggregate principal amount of the Securities to be repurchased plus any accrued and unpaid interest on such Securities to, but excluding, the repurchase date.

Within 30 days following any Change of Control Repurchase Event with respect to the Securities or, at the option of the Company, prior to any Change of Control, but after the public announcement of the Change of Control or event that may constitute the Change of Control, the Company shall deliver a notice (the “Change of Control Notice”) to each Holder of the Securities, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering (the “Change of Control Offer”) to repurchase such Securities on the repurchase date specified in the notice at the option of the Holders, which date (the “Change of Control Payment Date”) shall be no earlier than 30 days and no later than 60 days from the date such notice is delivered. The Change of Control Notice shall, if delivered prior to the date of consummation of the Change of Control, state that the Company’s obligation to repurchase the Securities is conditioned on a Change of Control Repurchase Event occurring on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i) accept for payment all the Securities or portions of the Securities properly tendered pursuant to the Change of Control Notice;

(ii) deposit with the Paying Agent or tender agent appointed for such purpose an amount equal to the aggregate repurchase price in respect of all the Securities or portions of the Securities properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Securities properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of the Securities being repurchased by the Company.

If Holders of not less than 95% in aggregate principal amount of the outstanding Securities validly tender and do not withdraw such Securities in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company pursuant to Section 403(d) of the First Supplemental Indenture, purchases all of the Securities validly tendered and not withdrawn by such Holders, the Company shall have the right, upon not less than 30 nor more than 60 days’ prior written notice to the Holders of the Securities (with a copy to the trustee), given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Securities that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on a Record Date to receive interest on the relevant Interest Payment Date).

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with any repurchase of the Securities as a result of a Change of Control Repurchase Event. To the extent the provisions of any such securities laws or regulations conflict with this Section (7), the Company shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under this Section (7) by virtue thereof; provided that the Company otherwise uses commercially reasonable efforts to permit Holders to exercise their rights and to fulfill its obligations in the time and in the manner specified in this Section (7) to the extent permitted by such securities laws or regulations.

(8) Denominations; Transfer; Exchange. The Securities are in registered form without coupons in minimum denominations of $2,000 and any multiple of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Securities Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Company shall not be required (A) to transfer or exchange any Securities subject to redemption during a period beginning at the opening of business 15 days before the day of the electronic delivery or mailing of a notice of redemption and ending at the close of business on the day of such electronic delivery or mailing or (B) to register the transfer of or exchange any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(9) Defeasance. Subject to certain conditions as provided in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money and/or U.S. Government Obligations for the payment of principal and interest on the Securities to their Stated Maturity.

(10) Persons Deemed Owners. The registered Holder of a Security may be treated as its owner for all purposes, except that interest (other than Defaulted Interest) shall be paid to the Person that was the registered Holder on the relevant Record Date for such payment of interest.

(11) Amendments and Waivers. Subject to certain exceptions, (i) the Indenture or the Securities may be amended or supplemented with respect to this series with the consent of the Holders of a majority in principal amount of the Securities; and (ii) any existing default with respect to the Securities may be waived with the consent of the Holders of a majority in principal amount of the Securities. Without the consent of any Holder of this series, the Indenture or the Securities may be amended or supplemented in accordance with Section 901 of the Base Indenture to, among other things, cure any ambiguity, mistake, omission, defect or inconsistency, to provide for the assumption of the Company’s obligations to Holders of this series or to provide for uncertificated Securities or Securities registered under the Securities Act and offered in exchange for this series, to provide for guarantees with respect to, or security for, the Securities, or to comply with amendments to the Trust Indenture Act or to add additional covenants, or to surrender any right or power conferred upon the Company, or to make any change that does not adversely affect the rights of any Holder of this series.

(12) Remedies. If an Event of Default with respect to the Securities occurs and is continuing, the Trustee or Holders of at least 25% in aggregate principal amount of the Securities may, by notice in writing to the Company (and the Trustee if given by the Holders), declare all the Securities to be due and payable immediately. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require security or indemnity before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the outstanding Securities may direct the Trustee in its exercise of any trust or power with respect to the Securities. The Trustee may withhold from Holders of this series notice of any Default or Event of Default (except a Default in payment of principal or interest) if it determines in good faith that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

(13) Trustee Dealings with Company. Subject to the provisions of the Trust Indenture Act, if applicable, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee. The Trustee shall initially be U.S. Bank National Association.

(14) No Recourse Against Others. A director, officer, incorporator or shareholder, as such, past, present or future, of the Company or any successor corporation of the Company, shall not have any liability for any obligations of the Company or any Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

(15) Authentication. This Security shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee or an authenticating agent.

(16) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) Governing Law. THIS SECURITY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities. No representation is made as to the accuracy of such numbers (or as to the accuracy of ISIN numbers or similar numbers) as printed on the Securities and reliance may be placed only on the other identification numbers placed thereon.

THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE, WHICH HAS IN IT THE TEXT OF THIS SECURITY, IN TWELVE-POINT TYPE. REQUESTS MAY BE MADE TO: MARVELL TECHNOLOGY, INC., 1000 N. WEST STREET, SUITE 1200, WILMINGTON, DE 19801, ATTENTION: CORPORATE SECRETARY.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. No.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                              agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Securities Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Securities Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

FORM OF TRANSFER CERTIFICATE

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act (“Rule 144”) after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company (as such term is defined in Rule 144), the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

1.	☐	to the Company; or

2.	☐	pursuant to an effective registration statement under the Securities Act; or

3.	☐	inside the United States to a person reasonably believed to be a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

4.	☐	in an offshore transaction in compliance with Rule 903 or Rule 904 of Regulation S under the Securities Act; or

5.	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Signature

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:_________________

Notice: To be executed by an executive officer

FORM OF EXCHANGE CERTIFICATE

Marvell Technology, Inc.

1000 N. West Street, Suite 1200

Wilmington, Delaware 19801

U.S. Bank National Association

One California Street, Suite 1000

San Francisco, CA 94111

Attn: D. Jason (Marvell Technology Group)

Re: Senior Notes due 2028

Reference is hereby made to the Indenture, dated as of April 12, 2021 (the “Base Indenture”), between Marvell Technology, Inc., a Delaware Company, as issuer (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of April 12, 2021 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, Marvell Technology Group Ltd., a Bermuda exempted company, as guarantor, and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

[●] (the “Owner”) owns and proposes to exchange the Security[ies] or interest in such Security[ies] specified herein, in the principal amount of $[●] in such Security[ies] or interests (the “Exchange”). The Owner hereby certifies that in connection with the Exchange of the Owner’s Regulation S Global Note for a beneficial interest in the Rule 144A Global Note, with an equal principal amount, the Security[ies] or interest in such Security[ies] specified herein [is][are] being transferred to a Person (A) who the transferor reasonably believes to be a QIB, (B) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (C) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and are dated [●].

[Insert Name of Transferor]

By:
Name:
Title:

SCHEDULE OF EXCHANGES OF SECURITIES

The initial principal amount of this Global Note is     DOLLARS ($                ). The following exchanges of a part of this Global Note for certificated Securities or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee

REPURCHASE EXERCISE NOTICE UPON A CHANGE OF CONTROL REPURCHASE EVENT

To: Marvell Technology, Inc.

The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Marvell Technology, Inc. (the “Company”) as to the occurrence of a Change of Control Repurchase Event with respect to the Company and hereby directs the Company to pay, or cause the Trustee to pay, an amount in cash equal to 101% of the aggregate principal amount of the Notes, or the portion thereof (in an aggregate principal amount of at least $2,000 or a multiple of $1,000 in excess thereof) as designated below to be repurchased, plus interest accrued and unpaid to, but excluding, the repurchase date, except as provided in the Indenture. The undersigned hereby agrees that the Notes will be repurchased as of the Change of Control Payment Date pursuant to the terms and conditions thereof and the Indenture.

Dated:

Signature

Principal amount to be repurchased (at least $2,000 or a multiple of $1,000 in excess thereof): _________

Remaining principal amount following such repurchase: _________

By:
Authorized Signatory

EXHIBIT C

FORM OF 2031 NOTE

(FACE OF NOTE)

[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

MARVELL TECHNOLOGY, INC.

2.950% Senior Notes due 2031

No. [●]

CUSIP / ISIN: 573874AG9 / US573874AG92 (144A)

U5739DAC9 / USU5739DAC93 (Reg S)

$[●]

MARVELL TECHNOLOGY, INC., a Delaware corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum set forth on the Schedule of Exchanges of Securities attached hereto on April 15, 2031.

Interest payment dates: April 15 and October 15.

Record Dates: April 1 and October 1.

Additional provisions of this Security are set forth on the reverse hereof.

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

MARVELL TECHNOLOGY, INC., as Issuer

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

(REVERSE OF NOTE)

MARVELL TECHNOLOGY, INC.

2.950% Senior Notes due 2031

(1) Interest. Marvell Technology, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture referred to below, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the interest rate per annum shown above. The Company shall pay interest semiannually in arrears on April 15 and October 15 of each year, beginning on October 15, 2021. Interest on the Securities shall accrue from the most recent Interest Payment Date to or for which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from April 12, 2021 (the “Issue Date”). Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(2) Method of Payment. The Company shall pay interest on the Securities (except Defaulted Interest) to the persons who are registered Holders of Securities at the close of business on the Record Date immediately preceding the Interest Payment Date even though such Securities are canceled after the Record Date and on or before the Interest Payment Date. Holders of certificated Securities must surrender certificated Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payment of principal of and premium, if any, and interest on this Note shall be made in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of this Global Note.

(3) Paying Agent, Transfer Agent and Securities Registrar. Initially, U.S. Bank National Association, a national banking association, as trustee (the “Trustee”) under the Indenture (as defined below), shall act as Paying Agent, transfer agent and Securities Registrar. The Company may change any Paying Agent, transfer agent, Securities Registrar or co-registrar without notice to the Holders. The Company or any Guarantor may act as Paying Agent, transfer agent, Securities Registrar or co-registrar.

(4) Indenture. This Note is a “Security” and the Notes are “Securities” issued under the Indenture, dated as of April 12, 2021 (the “Base Indenture”) between the Company and the Trustee, as supplemented by a First Supplemental Indenture, dated as of April 12, 2021 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, Marvell Technology Group Ltd., as initial guarantor, and the Trustee. The Securities are unsecured general obligations of the Company and constitute the “2.950% Senior Notes due 2031”, initially limited to $750,000,000 in aggregate principal amount. The terms of the Securities include those stated in the Indenture. Capitalized terms used herein but not defined herein are used as defined in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

(5) Guarantees. From and after the Issue Date, to guarantee the due and punctual payment of the principal of, premium, if any, interest (including post-filing or post-petition interest in any proceeding under Bankruptcy Law) on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, each Guarantor unconditionally guarantees (and future guarantors, jointly and severally with the Guarantors, will fully and unconditionally guarantee) such obligations on a senior basis pursuant to the terms of the Indenture.

(6) Special Mandatory Redemption. If the proposed Inphi Acquisition is not consummated on or prior to June 29, 2021 (or such later date as the parties may designate in accordance with the Merger Agreement, up to March 1, 2022), or if the Merger Agreement is terminated any time prior to such date (any of the foregoing, a “Special Mandatory Redemption Event”), then the Company shall be required to redeem the Securities then outstanding on the Special Mandatory Redemption Date (such redemption, a “Special Mandatory Redemption”) at a redemption price equal to 101% of the principal amount of the Securities plus accrued and unpaid interest thereon to, but not including, the Special Mandatory Redemption Date. The “Special Mandatory Redemption Date” shall be a date selected by the Company that is no later than 30 days following any Special Mandatory Redemption Event. Notwithstanding the foregoing, installments of interest on Securities that are due and payable on Interest Payment Dates falling on or prior to the Special Mandatory Redemption Date will be payable on such Interest Payment Dates to the registered Holders of such Securities as of the close of business on the relevant Record Dates in accordance with the terms of the Securities and the Indenture.

The Company shall cause a notice of Special Mandatory Redemption to be sent, with a copy to the Trustee, within five Business Days after the occurrence of a Special Mandatory Redemption Event to each Holder.

If funds sufficient to pay the Special Mandatory Redemption price of the Securities to be redeemed on the Special Mandatory Redemption Date are deposited with the Trustee or a Paying Agent on or before such Special Mandatory Redemption Date, on and after such Special Mandatory Redemption Date, such Securities will cease to bear interest.

(6) Optional Redemption. The Company may redeem the Securities in whole at any time or from time to time in part prior to their Stated Maturity, at its option, pursuant to the following terms:

(a) At any time before January 15, 2031, the redemption price shall be equal to the greater of (i) 100% of the aggregate principal amount of the Securities to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments of such Securities, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 20 basis points, plus accrued and unpaid interest thereon to, but excluding, the redemption date. The redemption price shall be determined by the Company and the Trustee shall have no duty to verify any such determination made by the Company.

(b) At any time on or after January 15, 2031, the redemption price shall be equal to 100% of the aggregate principal amount of the Securities to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Notwithstanding the foregoing, installments of interest on Securities that are due and payable on Interest Payment Dates falling on or prior to a redemption date shall be payable on the Interest Payment Date to the registered Holders as of the close of business on the relevant Record Date in accordance with the provisions of the Securities and the Indenture.

On and after the redemption date for the Securities, interest shall cease to accrue on such Securities or any portion thereof called for redemption, unless the Company defaults in the payment of the redemption price and accrued interest, if any. On or before the redemption date for the Securities, the Company shall deposit with the Trustee or a Paying Agent funds sufficient to pay the redemption price of the Securities to be redeemed on the redemption date, and (except if the redemption date shall be an Interest Payment Date) accrued interest, if any. If less than all of the Securities are to be redeemed, the Securities to be redeemed shall be selected pro rata or by lot or by such method as the Trustee shall deem fair and appropriate, in accordance with the procedures of the Depositary unless otherwise required by law or applicable stock exchange or Depositary requirements; provided, however, that in no event shall Securities of a principal amount of $2,000 or less be redeemed in part.

Notice of any redemption shall be delivered at least 15 days but not more than 60 days before the redemption date to each Holder of the Securities to be redeemed (with a copy to the Trustee). The Trustee shall, at the Company’s written request (delivered to the Trustee at least five Business Days prior to the date such notice is to be sent (or such shorter period as the Trustee may agree) with a copy of such notice) give the notice of redemption in the Company’s name and at the Company’s expense. Such notice shall state the redemption price (if known) or the formula pursuant to which the redemption price is to be determined if the redemption price cannot be determined at the time the notice is given. If the redemption price cannot be determined at the time such notice is to be given, the actual redemption price, calculated as set forth in the Indenture, shall be set forth in an Officer’s Certificate delivered to the Trustee no later than two Business Days prior to the redemption date. Notice of redemption having been given as provided in the Indenture, the Securities called for redemption shall become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

(7) Change of Control Repurchase Event. If a Change of Control Repurchase Event occurs with respect to the Securities, unless the Company shall have exercised its option pursuant to Section (6) hereof to redeem the Securities, each Holder of the Securities shall have the right to require the Company to repurchase all or any part (equal to $2,000 and multiples of $1,000 in excess thereof) of that Holder’s Securities at a repurchase price in cash equal to 101% of the aggregate principal amount of the Securities to be repurchased plus any accrued and unpaid interest on such Securities to, but excluding, the repurchase date.

Within 30 days following any Change of Control Repurchase Event with respect to the Securities or, at the option of the Company, prior to any Change of Control, but after the public announcement of the Change of Control or event that may constitute the Change of Control, the Company shall deliver a notice (the “Change of Control Notice”) to each Holder of the Securities, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering (the “Change of Control Offer”) to repurchase such Securities on the repurchase date specified in the notice at the option of the Holders, which date (the “Change of Control Payment Date”) shall be no earlier than 30 days and no later than 60 days from the date such notice is delivered. The Change of Control Notice shall, if delivered prior to the date of consummation of the Change of Control, state that the Company’s obligation to repurchase the Securities is conditioned on a Change of Control Repurchase Event occurring on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i)	accept for payment all the Securities or portions of the Securities properly tendered pursuant to the Change of Control Notice;

(ii)

deposit with the Paying Agent or tender agent appointed for such purpose an amount equal to the aggregate repurchase price in respect of all the Securities or portions of the Securities properly tendered; and

(iii)

deliver or cause to be delivered to the Trustee the Securities properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of the Securities being repurchased by the Company.

If Holders of not less than 95% in aggregate principal amount of the outstanding Securities validly tender and do not withdraw such Securities in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company pursuant to Section 403(d) of the First Supplemental Indenture, purchases all of the Securities validly tendered and not withdrawn by such Holders, the Company shall have the right, upon not less than 30 nor more than 60 days’ prior written notice to the Holders of the Securities (with a copy to the trustee), given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Securities that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on a Record Date to receive interest on the relevant Interest Payment Date).

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with any repurchase of the Securities as a result of a Change of Control Repurchase Event. To the extent the provisions of any such securities laws or regulations conflict with this Section (7), the Company shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under this Section (7) by virtue thereof; provided that the Company otherwise uses commercially reasonable efforts to permit Holders to exercise their rights and to fulfill its obligations in the time and in the manner specified in this Section (7) to the extent permitted by such securities laws or regulations.

(8) Denominations; Transfer; Exchange. The Securities are in registered form without coupons in minimum denominations of $2,000 and any multiple of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Securities Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Company shall not be required (A) to transfer or exchange any Securities subject to redemption during a period beginning at the opening of business 15 days before the day of the electronic delivery or mailing of a notice of redemption and ending at the close of business on the day of such electronic delivery or mailing or (B) to register the transfer of or exchange any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(9) Defeasance. Subject to certain conditions as provided in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money and/or U.S. Government Obligations for the payment of principal and interest on the Securities to their Stated Maturity.

(10) Persons Deemed Owners. The registered Holder of a Security may be treated as its owner for all purposes, except that interest (other than Defaulted Interest) shall be paid to the Person that was the registered Holder on the relevant Record Date for such payment of interest.

(11) Amendments and Waivers. Subject to certain exceptions, (i) the Indenture or the Securities may be amended or supplemented with respect to this series with the consent of the Holders of a majority in principal amount of the Securities; and (ii) any existing default with respect to the Securities may be waived with the consent of the Holders of a majority in principal amount of the Securities. Without the consent of any Holder of this series, the Indenture or the Securities may be amended or supplemented in accordance with Section 901 of the Base Indenture to, among other things, cure any ambiguity, mistake, omission, defect or inconsistency, to provide for assumption of the Company’s obligations to Holders of this series or to provide for uncertificated Securities or Securities registered under the Securities Act and offered in exchange for this series, to provide for guarantees with respect to, or security for, the Securities, or to comply with amendments to the Trust Indenture Act or to add additional covenants, or to surrender any right or power conferred upon the Company, or to make any change that does not adversely affect the rights of any Holder of this series.

(12) Remedies. If an Event of Default with respect to the Securities occurs and is continuing, the Trustee or Holders of at least 25% in aggregate principal amount of the Securities may, by notice in writing to the Company (and the Trustee if given by the Holders), declare all the Securities to be due and payable immediately. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require security or indemnity before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the outstanding Securities may direct the Trustee in its exercise of any trust or power with respect to the Securities. The Trustee may withhold from Holders of this series notice of any Default or Event of Default (except a Default in payment of principal or interest) if it determines in good faith that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

(13) Trustee Dealings with Company. Subject to the provisions of the Trust Indenture Act, if applicable, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee. The Trustee shall initially be U.S. Bank National Association.

(14) No Recourse Against Others. A director, officer, incorporator or shareholder, as such, past, present or future of the Company or any successor corporation of the Company, shall not have any liability for any obligations of the Company or any Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

(15) Authentication. This Security shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee or an authenticating agent.

(16) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) Governing Law. THIS SECURITY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities. No representation is made as to the accuracy of such numbers (or as to the accuracy of ISIN numbers or similar numbers) as printed on the Securities and reliance may be placed only on the other identification numbers placed thereon.

THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE, WHICH HAS IN IT THE TEXT OF THIS SECURITY, IN TWELVE-POINT TYPE. REQUESTS MAY BE MADE TO: MARVELL TECHNOLOGY, INC., 1000 N. WEST STREET, SUITE 1200, WILMINGTON, DE 19801, ATTENTION: CORPORATE SECRETARY.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. No.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                  agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Securities Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Securities Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

FORM OF TRANSFER CERTIFICATE

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act (“Rule 144”) after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company (as such term is defined in Rule 144), the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

1.	☐	to the Company; or

2.	☐	pursuant to an effective registration statement under the Securities Act; or

3.	☐	inside the United States to a person reasonably believed to be a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

4.	☐	in an offshore transaction in compliance with Rule 903 or Rule 904 of Regulation S under the Securities Act; or

5.	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Signature

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:_________________

Notice: To be executed by an executive officer

FORM OF EXCHANGE CERTIFICATE

Marvell Technology, Inc.

1000 N. West Street, Suite 1200

Wilmington, Delaware 19801

U.S. Bank National Association

One California Street, Suite 1000

San Francisco, CA 94111

Attn: D. Jason (Marvell Technology Group)

Re: Senior Notes due 2031

Reference is hereby made to the Indenture, dated as of April 12, 2021 (the “Base Indenture”), between Marvell Technology, Inc., a Delaware Company, as issuer (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of April 12, 2021 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, Marvell Technology Group Ltd., a Bermuda exempted company, as guarantor, and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

[●] (the “Owner”) owns and proposes to exchange the Security[ies] or interest in such Security[ies] specified herein, in the principal amount of $[●] in such Security[ies] or interests (the “Exchange”). The Owner hereby certifies that in connection with the Exchange of the Owner’s Regulation S Global Note for a beneficial interest in the Rule 144A Global Note, with an equal principal amount, the Security[ies] or interest in such Security[ies] specified herein [is][are] being transferred to a Person (A) who the transferor reasonably believes to be a QIB, (B) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (C) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and are dated [●].

[Insert Name of Transferor]

By:
Name:
Title:

SCHEDULE OF EXCHANGES OF SECURITIES

The initial principal amount of this Global Note is     DOLLARS ($                ). The following exchanges of a part of this Global Note for certificated Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee

REPURCHASE EXERCISE NOTICE UPON A CHANGE OF CONTROL REPURCHASE EVENT

To: Marvell Technology, Inc.

The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Marvell Technology, Inc. (the “Company”) as to the occurrence of a Change of Control Repurchase Event with respect to the Company and hereby directs the Company to pay, or cause the Trustee to pay, an amount in cash equal to 101% of the aggregate principal amount of the Notes, or the portion thereof (in an aggregate principal amount of at least $2,000 or a multiple of $1,000 in excess thereof) as designated below to be repurchased, plus interest accrued and unpaid to, but excluding, the repurchase date, except as provided in the Indenture. The undersigned hereby agrees that the Notes will be repurchased as of the Change of Control Payment Date pursuant to the terms and conditions thereof and the Indenture.

Dated:

Signature

Principal amount to be repurchased (at least $2,000 or a multiple of $1,000 in excess thereof): _________

Remaining principal amount following such repurchase: _________

By:
Authorized Signatory

EXHIBIT D

Form of Supplemental Indenture to Add Guarantors

[                 ] SUPPLEMENTAL INDENTURE, (this “Supplemental Indenture”) dated as of [                 ], by and among the parties that are signatories hereto as Guarantors (the “Guaranteeing Entities” and each a “Guaranteeing Entity”), Marvell Technology, Inc., as issuer (the “Company”), and U.S. Bank National Association, a national banking association, as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, each of the Company and the Trustee has heretofore executed and delivered an Indenture, dated as of April 12, 2021, as supplemented by a First Supplemental Indenture, dated as of April 12, 2021, among the Company, the guarantors named therein and the Trustee (as further amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $500,000,000 in aggregate principal amount of 1.650% Senior Notes due 2026, $750,000,000 in aggregate principal amount of 2.450% Senior Notes due 2028 and $750,000,000 in aggregate principal amount of 2.950% Senior Notes due 2031 of the Company (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances, each Guaranteeing Entity shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Entity shall unconditionally guarantee, on a joint and several basis with the other Guarantors, all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “guarantee”); and

WHEREAS, pursuant to Section 901 of the Indenture, the Company, any Guarantor and the Trustee are authorized to execute and deliver a supplemental indenture to add additional Guarantors, without the consent of any Holder.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Entity, the Company, the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

ARTICLE II

AGREEMENT TO BE BOUND; GUARANTEE

Section 2.1. Agreement to be Bound. Each Guaranteeing Entity hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

Section 2.2. Guarantee. Each Guaranteeing Entity agrees, on a joint and several basis with all the existing Guarantors [and the other Guaranteeing Entities], to fully, unconditionally and irrevocably guarantee to each Holder of the Notes and the Trustee the Guaranteed Obligations pursuant to Article VII of the First Supplemental Indenture on a senior basis.

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ARTICLE III

MISCELLANEOUS

Section 3.1. Notices. All notices and other communications to the Guaranteeing Entities shall be given as provided in the Indenture to such Guaranteeing Entities, at their addresses set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

[INSERT ADDRESS]

Section 3.2. Release of Guarantee. This guarantee shall be released in accordance with Section 7.02 of the First Supplemental Indenture.

Section 3.3. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

Section 3.4. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 3.5. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 3.6. Benefits Acknowledged. Each Guaranteeing Entity’s guarantee is subject to the terms and conditions set forth in the Indenture. Each Guaranteeing Entity acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this guarantee are knowingly made in contemplation of such benefits.

Section 3.7. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 3.8. The Trustee. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

Section 3.9. Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider identified by any other party hereto and acceptable to the Trustee) shall be deemed original signatures for all purposes. Each other party to this Supplemental Indenture assumes all risks arising out of the use of electronic signatures and electronic methods to send Notices to the Trustee, including without limitation the risk of the Trustee acting on an unauthorized Notice and the risk of interception or misuse by third parties. Notwithstanding the foregoing, the Trustee may in any instance and in its sole discretion require that a Notice in the form of an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any such electronic Notice.

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Section 3.10. Execution and Delivery. Each Guaranteeing Entity agrees that its guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of any such guarantee.

Section 3.11. Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[GUARANTEEING ENTITY], as a Guarantor

By:
Name:
Title:

MARVELL TECHNOLOGY, INC.,

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

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